PROSPECTUS

Filed pursuant to Rule 424(b)(3)
Registration No. 333-150319
5,767,000 Shares

Geeks On Call Holdings, Inc.

Common Stock

This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to 5,767,000 shares of our common stock, which includes (i) 3,650,000 shares issued to investors in a private placement and (ii) 2,117,000 shares issuable upon the exercise of warrants with an exercise price of $1.50 per share. All of these shares of our common stock are being offered for resale by the selling stockholders.

The prices at which the selling stockholders may sell shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from the sale of these shares by the selling stockholders. However, we will receive proceeds from the exercise of the warrants if they are exercised for cash by the selling stockholders.

We will bear all costs relating to the registration of these shares of our common stock, other than any selling stockholders’ legal or accounting costs or commissions.

Our common stock is quoted on the regulated quotation service of the OTC Bulletin Board under the symbol “GOCH.OB”. The last reported sale price of our common stock as reported by the OTC Bulletin Board on July 2, 2008, was $1.40 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is  July 9, 2008

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis or Plan of Operation” and our historical financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless otherwise noted, the terms “the Company,” “we,” “us,” “our,” and “Geeks On Call” refer to Geeks On Call Holdings, Inc., and its subsidiaries.

Overview

Our wholly owned operating company, Geeks On Call America, Inc. (“Geeks On Call”) was formed in June 2001 and provides quick-response, on-site computer solutions and telephone technical support (including services, on-going support and training) primarily to small businesses (i.e., with 15 or fewer employees) and residential computer users in the United States. On-site solutions are provided through a network of independent franchised service providers, known as “Geeks,” conducting business under the trade names “1-800-905-GEEK,” and “Geeks On Call.” We provide telephone technical support in markets where on-site support is not available. Our on-site support services include troubleshooting, maintaining, upgrading and networking computers, and service programs, designed to establish a long-term relationship with the customer. Additionally, we provide training and consulting to computer users at their home or business location. Our concept is to bring state-of-the-art computer solutions directly to end users at their locations and eliminate the inconvenience of traveling to a traditional retailer or depot service center and the associated overhead in operating such facilities. Through a combination of on-site services and telephone technical support, we can now develop relationships with consumers and small to medium size businesses, who need support anywhere at anytime.

Our History

We were incorporated as a Nevada corporation on December 22, 2006 under the name Lightview, Inc. (“Lightview”) and operated as a development stage company. On January 23, 2008, Lightview merged with and into Geeks On Call Holdings, Inc., a newly-formed wholly owned subsidiary of Lightview, for the sole purpose of reincorporating in the State of Delaware.

During the fourth quarter of 2007, Geeks On Call was working with a registered broker dealer firm, First Montauk Securities Corp. (“the Placement Agent”), in order to secure capital via an offering intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), as well as in connection with efforts by Geeks On Call to have its shares of common stock  become publicly traded. During this period, Geeks On Call was introduced to several public company candidates who expressed an interest in exploring alternative business plans, and held informal discussions with several, but failed to reach agreement as to the timeliness or terms for a closing. In addition, Geeks On Call had not secured sufficient capital to meet the amount desired to close under the private placement. On or around December 21, 2008, the Company (then named Lightview, Inc.) was introduced through its counsel to Geeks On Call. Mr. Goldstein, the Company’s former President, Treasurer and Director and Mr. Kominars, the Company’s former Secretary and Director, did not personally contact or become acquainted with the principals of Geeks On Call. The parties, working through their respective counsels, orally agreed that the Company would take certain steps to facilitate a merger, including changing its domicile to the State of Delaware, which was effected on January 23, 2008.

Thereafter, on February 8, 2008, Geeks On Call, the Company and Geeks On Call Acquisition Corp, a newly-formed wholly-owned subsidiary of the Company (“Acquisition Corp.”), entered into a merger agreement (the “Merger Agreement”). Pursuant to the terms and conditions of the Merger Agreement, at the closing of the merger, each share of Geeks On Call’s common stock issued and outstanding immediately prior to the closing of the merger was exchanged for the right to receive 2.115868 shares of the Company’s common stock. To the extent that there were fractional shares, such fractional shares were rounded up to the nearest whole share. Accordingly, an aggregate of 8,000,000 shares of the Company’s common stock were issued to the holders of Geeks On Call’s common stock. Upon closing of the merger transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Corp. merged with and into Geeks On Call, and Geeks On Call, as the surviving corporation, became a wholly-owned subsidiary of the Company.

Prior to the consummation of the Merger, Telkonet, Inc. acquired an interest in Geeks On Call through private purchases from existing holders of shares during October 2007. These transactions are unrelated to the private offering by the Company through the Placement Agent or to the Merger.

Upon consummation of the Merger, we succeeded to the business of Geeks On Call as our sole line of business, and all of our then-current officers and directors resigned and simultaneously therewith a new board of directors comprised of seven members was appointed. The new board of directors consisted of the six members of the board of directors of Geeks On Call, Richard T. Cole, Ronald W. Pickett, James Weathers, Jim Johnson, Steve Sanford and Robert P. Crabb, plus Mr. Douglas Glenn, who was also appointed to our board of directors upon consummation of the Merger.

In connection with, and subsequently to, the closing of the Merger, we issued 365 units in a private placement (the “Private Placement”), consisting of an aggregate of 3,650,000 shares of our common stock and five-year warrants to purchase an aggregate of an additional 1,825,000 shares of common stock at an initial cash exercise price of $1.50 per share, at $10,000 per unit. In connection with the Private Placement, the Placement Agent received five-year warrants to purchase an aggregate of 292,000 shares of common stock at an initial exercise price of $1.50 per share. In the event that we are not in material compliance with our registration obligations set forth on Exhibit A to the Subscription Agreement entered into with the investors in the Private Placement, then the investors and the Placement Agent will also have a cashless exercise option upon exercising their warrants.

The Private Placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the Private Placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Our principal executive offices are located at 814 Kempsville Road, Suite 106, Norfolk, Virginia 23502 and our telephone number is (757) 466-3448. We maintain a website at www.geeksoncall.com which contains a description of our company, but this website is not part of this prospectus. Please note that you should not view this website as part of this prospectus and should not rely on it in making a decision to invest in our common stock.

The Offering

Common stock offered by selling stockholders	This prospectus relates to the sale by certain selling stockholders of 5,767,000 shares of our common stock consisting of:

(i) 3,650,000 shares of our common stock issued to investors in the Private Placement;

(ii) 1,825,000 shares of our common stock issuable upon the exercise of warrants issued to investors in the Private Placement; and

(iii) 292,000 shares of our common stock issuable upon the exercise of warrants issued to the placement agent in the Private Placement.

Offering price	Market price or privately negotiated prices.

Common stock outstanding before the offering	13,338,686 shares [1]

Common stock to be outstanding after the offering	19,105,686 shares [2]

Use of proceeds
We will not receive any proceeds from the sale of the common stock by the selling stockholders. However, we will receive the exercise price, if the cashless exercise feature is not used, upon exercise of the warrants by the selling stockholders. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

________________________

1 Represents the number of shares of our common stock outstanding as of July 2, 2008, and excludes:
•	2,275,000 shares of our common stock issuable upon exercise of outstanding stock options; and
•	825,000 shares of our common stock reserved for future issuance under our 2008 Equity Incentive Plan.
2 Includes 2,117,000 shares of our common stock issuable upon exercise of outstanding warrants, which shares are offered for sale in this prospectus.

OTB Bulletin Board Symbol	GOCH.OB

Risk Factors
You should carefully consider the information set forth in this prospectus and, in particular the specific factors set forth in the “Risk Factors” section beginning on page 4 of this prospectus before deciding whether or not to invest in our common stock.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenue, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward- looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. Although we believe that such sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified such information.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this prospectus, before purchasing shares of our common stock. There are numerous and varied risks that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks Relating to Our Business

We have a limited operating history and have sustained recurring losses.

Our wholly-owned operating subsidiary, Geeks On Call America, Inc., was formed in June 2001 and has not reported a net profit for any year. For the six months ended February 29, 2008, we reported a net loss of $1,598,128 on revenues of $3,016,134. For the six months ended February 28, 2007, we reported a net loss of $273,893 on revenues of $3,488,409.  For the year ended August 31, 2007, we reported a net loss of $1,147,654 on revenues of $7,107,854. For the year ended August 31, 2006, we reported a net loss of $1,567,527 on revenues of $8,069,884.  Our financial data is of limited value in projecting our future operating results and there can be no assurance that we will show a net profit at any time. Our future viability, profitability and growth depends upon our ability to successfully operate and expand our operations. Our prospects in the United States as well as markets outside of the United States must be considered in light of the risk, expenses and difficulties frequently encountered in the expansion of business into new markets where our brand is not well known, particularly in the fast paced computer services industry, and ease of market entry. There can be no assurance that any of our efforts will prove successful or that we will not continue to incur operating losses in the future.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated November 30, 2007 except for Note 15 as to which the date is December 20, 2007, our independent auditors stated that our financial statements for the two years ended August 31, 2007 and 2006 were prepared assuming that we would continue as a going concern, and that they have substantial doubt about our ability to continue as a going concern. Our auditors’ doubts are based on our recurring losses and deficits in cash flows from operations. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including by the sale of our securities, or obtaining loans from financial institutions, where possible. Our continued net operating losses and our auditors’ doubts increase the difficulty of our meeting such goals and our efforts to continue as a going concern may not prove successful.

Our expansion plans outside the United States may not succeed.

We have current plans to expand into Canada and we are considering other markets outside the United States, including the United Kingdom and other countries within the European Union. Any expansion to markets outside the United States will present different and successive risks, expenses and difficulties with regard to applying or modifying our business model to different countries and regions of the world. In addition, certain countries regulate the offer of franchises and certain aspects of the franchisor/franchisee relationship and such foreign regulations may prevent or delay our expansion plans abroad. There can be no assurance that any of our efforts to expand outside the United States will prove successful, that we will not continue to incur operating losses in the future as a result of these efforts or that such efforts will not have a material adverse impact on us.

We will need additional financing to execute our business plan and fund operations, which additional financing may not be available.

We have limited funds. Even with the proceeds of the Private Placement, we may not be able to execute our current business plan and fund business operations long enough to achieve profitability. Part of our expansion plan is for us to open and operate Company-owned businesses. This will require us to hire, train and supervise technicians and managers. Our ultimate success may depend upon our ability to raise additional capital. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. Future financings through equity investments are likely to be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our subsequent investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

Our ability to obtain needed financing may be impaired by such factors as the capital markets and the fact that we are not profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

We are dependent upon key personnel whose loss may adversely impact our business.

We rely heavily on the expertise, experience and continued services of our senior management, especially Richard T. Cole, who is our Chairman and Chief Executive Officer, Richard Artese, our Executive Vice President and Chief Operating Officer, and Keith Wesp, our Vice President of Finance and Assistant Secretary. The loss of any of the foregoing individuals, or an inability to attract or retain other key individuals, could materially adversely affect us. We seek to compensate and motivate our executives, as well as other employees, through competitive salaries and bonus plans, but there can be no assurance that these programs will allow us to retain key employees or hire new key employees. As a result, if any of the foregoing individuals were to leave, we could face substantial difficulty in hiring a qualified successor and could experience a loss in productivity while any such successor obtains the necessary training and experience. Upon consummation of the Merger, we entered into employment agreements with Richard T. Cole, Richard Artese and Keith Wesp. However, there can be no assurance that the terms of these employment agreements will be sufficient to retain Messrs. Cole, Artese and Wesp.

We are dependent upon our managers and skilled professional technicians and if the supply of this labor pool is reduced in the future, then our operating expenses could be substantially increased as we attempt to replace such persons.

Our success depends, in part, on the availability of technically qualified persons who are willing to service our customer base at earning and income levels consistent with industry standards. Our success in managing and expanding our business will depend upon (a) our ability to attract, hire and incorporate managers for our operations and (b) the ability of our franchisees to hire, train and supervise additional personnel and deal with turnover. To date we have not experienced a discernable shortage of qualified candidates to fill positions of managers or skilled technicians for company owned or franchised operations nor have we experienced any significant issues retaining our employees to date. However, there is no assurance that either we can attract, hire and maintain experienced managers for our operations or that our franchisees can attract and retain such technically qualified persons. Moreover, if the supply of this labor pool is reduced in the future for reasons within or outside our control, then the expenses for our operations could be substantially increased as we attempt to replace such persons without our receiving offsetting increased revenues.

Our industry is extremely competitive, and since most of these competitors have greater marketing, financial and other resources than we do, we may not be successful in implementing our marketing or operational strategies.

The computer services industry is characterized by intense competition among numerous service providers (Geek Squad®, FireDog, etc.), computer retailers (e.g., CompUSATM) and others. Most of these competitors are more established than we are, with substantially greater marketing, financial, personnel and other resources than are currently available to us. There are few significant barriers to entry into the industry or to the adoption by competitors of some or all of our marketing or operational strategies.

Our revenue growth is dependent upon the sale of franchises and the operation of franchises by third parties outside of our direct control.

Our ability to successfully franchise additional businesses will depend on various factors, including the financial and other capabilities of the franchisees, as well as our ability to manage expansion into new markets and economic and business conditions generally. There is also a “ramp-up” period before we expect a new business to achieve our targeted level of performance. This is due to higher operating costs caused by start-up and other temporary inefficiencies associated with opening new businesses, such as lack of market familiarity and acceptance when we enter a new market, and training of personnel. Further, there can be no assurance that our franchisees will successfully develop or operate their franchises in a manner consistent with our concepts and standards or will have the business abilities or access to financial resources necessary to generate sufficient revenues. There is no assurance that we will be able to sell a sufficient number of franchises to meet our revenue and growth plans, nor is there any assurance that our franchise training programs and procedures will be effective in enabling franchisees to run successful computer solutions businesses. Because our operating results are closely tied to the success of our franchisees, the failure of one or more of these franchisees could adversely affect our operating results. Franchisees are independent contractors and are not employees. How well each of our franchisees operates is outside of our direct control. Although we have developed criteria to evaluate and screen prospective franchisees, we are limited in the amount of control we can exercise over our franchisees and the quality of franchised operations may be diminished by any number of factors beyond our control. Franchisees may not have the business acumen or financial resources necessary to successfully operate businesses in a manner consistent with our standards and requirements and may not hire and train qualified personnel. Poor operations may affect each franchisee’s sales. Our image and reputation, and the image and reputation of other franchisees, may suffer materially and system-wide sales could significantly decline if our franchisees do not operate successfully.

If franchisees default on their third party indebtedness, our operating performance would be adversely affected.

Many of our franchisees depend on financing from banks and other financial institutions in order to finance their franchise. Some of our franchisees may be highly leveraged, and if they are unable to service their indebtedness, such failure could adversely affect their ability to maintain their operations, and/or meet their contractual obligations to us, including royalty payments, which may have an adverse effect on our operating performance.

We are subject to government regulation, which can result in increased costs, delays and limits on our operating flexibility.

We must comply with federal and state laws that regulate the offer and sale of franchises and certain aspects of the franchisor/franchisee relationship. In addition, to the extent that we expand our operations abroad, we will be required to comply with foreign laws that regulate the offer of franchises and certain aspects of the franchisor/franchisee relationship. The common and statutory law of many states impose restrictions on the content and/or enforceability of the franchise agreement, including non-competition provisions and the termination or non-renewal of a franchise. Some states require that franchise materials be registered before franchises can be offered or sold in the state. There are substantial costs associated with complying with such regulations, and the failure to comply with federal, state and/or foreign laws, rules and regulations governing franchisors could have a material adverse effect on us and on our franchisees. In addition, we are subject to federal, state and local statutes, ordinance and regulations applicable to business generally. The costs of compliance with such statutes and regulations and timing issues related to regulatory action and approval may have a material adverse impact upon our financial condition and results of operations. The need to make certain disclosures related to the corporate restructuring resulting from the Merger and other transactions related to the Private Placement may cause us to delay our franchise filings in certain states, which, in turn, would prevent us from engaging in the offer and sale of new franchises until we are able to update our franchise disclosure documents. This delay may have a material adverse impact upon our financial condition and results of operations.

We may not recover the advertising costs necessary to penetrate new markets, which could have a material adverse effect on us.

In order to open certain markets, we may be required to invest in advertising, marketing and other related expenses, including yellow page advertising, prior to franchisees beginning business operations and/or before there are enough franchisees operating to cover the cost of such advertising and marketing. Such advertising costs may not be recovered through continued franchise sales and/or franchisee operations and could have a material adverse effect on our financial condition and results of operations.

Our rebranding efforts may not succeed, which could have a material adverse effect on us.

We have undertaken a significant rebranding effort as a result of perceived confusion in the computer services marketplace. The decision to change our tradename from Geeks On Call® to 1-800-905-GEEK TM may not prove successful or may further confuse consumers and result in lost business opportunities and revenue. We may be required to invest in advertising, marketing and other related expenses, to support the rebranding effort and such advertising and marketing costs may not be recovered through continued franchise sales and/or franchisee operations and could have a material adverse effect on our financial condition and results of operations.

Our failure or inability to enforce our trademarks or other proprietary rights could adversely affect our competitive position or the value of the 1-800-905-GEEK TM  brand.

We own certain common law trademark rights and a number of federal trademark and service mark registrations, and proprietary rights related to certain of our core services. We have applied for but not yet obtained a registration for the 1-800-905-GEEK TM trademark. We believe that our trademarks and other proprietary rights are important to our success and our competitive position. We devote appropriate resources to the protection of our trademarks and proprietary rights. The protective actions that we take, however, may not be enough to prevent unauthorized usage or limitation by others, which might cause us to incur significant litigation costs and could harm our image or our brand or competitive position.

We also cannot assure you that third parties will not claim that our trademarks or offerings infringe the proprietary rights of third parties. Any such claim, whether or not it has merit, could be time-consuming, result in costly litigation, cause product delays or require us to enter into royalty or licensing agreements. As a result, any such claim could have a material adverse effect on our business, results of operations and financial condition.

Government regulation of the Geek Link System product could impair our ability to sell such product in certain markets.

It is our intent to utilize a portion of the proceeds of the Private Placement to purchase inventory of the “Geek Link System” private label powerline communication product pursuant to our agreement with Telkonet Inc. (“Telkonet”) and to hire additional sales representatives and technicians to market Geek Link System in metropolitan areas outside of our present foot print of 33 cities throughout the U.S. We are considering ways to integrate the sale of the Geek Link technology into our network of franchisees across the country. Given recent changes in the technology, we are evaluating Telkonet’s new system which will allow us to reach additional markets. We have the contractual right but not the obligation to purchase the Geek Link technology from Telkonet. The Geek Link System product will be subject to regulation by the Federal Communications Commission (“FCC”). FCC rules permit the operation of unlicensed digital devices that radiate radio frequency emissions if the manufacturer complies with certain equipment authorization procedures, technical requirements, marketing restrictions and product labeling requirements. Differing technical requirements apply to “Class A” devices intended for use in commercial settings, and “Class B” devices intended for residential use to which more stringent standards apply. An independent, FCC-certified testing lab has verified that Telkonet’s iWire System TM product suite (the technology which will serve as the basis for the Geek Link System product) complies with the FCC technical requirements for Class A and Class B digital devices. No further testing of these devices is required and the devices may be manufactured and marketed for commercial and residential use. Additional devices designed for commercial and residential use will be subject to the FCC rules for unlicensed digital devices. Moreover, if in the future the FCC changes its technical requirements for unlicensed digital devices, further testing and/or modifications of devices may be necessary. Failure to comply with any FCC technical requirements could impair our ability to sell the Geek Link System product in certain markets and could have a negative impact on our business and results of operations.

Infringement by third parties on the proprietary technology incorporated into the Geek Link System product, and development of substantially equivalent proprietary technology by competitors could negatively impact our business.

Our success with respect to the sale and marketing of the Geek Link System product depends partly on the patent and trade secret protection obtained by Telkonet on the technology incorporated to the Geek Link System product, Telkonet’s ability to obtain future patents and licenses with respect to this technology, and Telkonet’s ability to manufacture the Geek Link System product without infringing on the proprietary rights of third parties. There can be no assurance that the measures Telkonet has taken to protect its intellectual property, including those integrated to its Telkonet iWire System TM product suite (the technology which will serve as the basis for the Geek Link System product), will prevent misappropriation or circumvention. In addition, there can be no assurance that any patent application, when filed, will result in an issued patent, or that the existing patents, or any patents that may be issued in the future, will provide significant protection against competing products. Moreover, there can be no assurance that any patents issued to, or licensed by, Telkonet will not be infringed upon or circumvented by others. Infringement by third parties on Telkonet’s proprietary technology could negatively impact our business.

Telkonet also relies to a lesser extent on unpatented proprietary technology, and no assurance can be given that others will not independently develop substantially equivalent proprietary information, techniques or processes or that Telkonet can meaningfully protect its rights to such unpatented proprietary technology. Development of substantially equivalent technology by Telkonet’s competitors could negatively impact our business.

In addition, the agreement pursuant to which Telkonet is obligated to supply the Geek Link System product to us is terminable in the event that, among other things, Telkonet determines in its reasonable business judgment that the Geek Link System product infringes upon the rights of a third party. If Telkonet is unable to modify the Geek Link System product in the event of a claim of infringement or is unable to come to a commercially reasonable agreement pursuant to which it agrees to license the infringing technology from the third party owner, Telkonet may elect to terminate the private label agreement with us. If the private label agreement is terminated, we would be required to stop selling the Geek Link System product which could negatively impact our revenue and results of operations.

Products sold by competitors could become more popular than the Geek Link System product or render the Geek Link System product obsolete, which could have a material adverse effect on us.

The market for powerline communications products is highly competitive. These include Linksys (a Cisco company), Intel, GE, Motorola, Netgear, Sony and Samsung. In addition, there can be no assurance that other companies will not develop powerline communications products that also compete with the Geek Link System product in the future. Some of these competitors have longer operating histories, greater name recognition and substantially greater financial, technical, sales, marketing and other resources. These competitors may, among other things, undertake more extensive marketing campaigns, adopt more aggressive pricing policies, obtain more favorable pricing from suppliers and manufacturers and exert more influence on the sales channel than us. As a result, we may not be able to compete successfully with these potential competitors and these potential competitors may develop or market technologies and products that are more widely accepted than the Geek Link System product or that would render the Geek Link System product obsolete or noncompetitive. If any of these companies are successful in competing against us with respect to the Geek Link System product, our revenue could decline, our margins could be negatively impacted, and we could lose market share, any of which could seriously harm our business and results of operations.

Risks Relating to Our Common Stock

The requirements of being a public company may strain our resources and distract management.

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002. These requirements are extensive. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight is required. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

As a public company, it may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications required by such Act, if applicable.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to include in each Annual Report beginning with our fiscal year ending August 31, 2008, management’s assessment of the effectiveness of our internal control over financial reporting. Furthermore, beginning with our fiscal year ending on August 31, 2009 our independent registered public accounting firm will be required to attest to whether management’s assessment of the effectiveness of internal controls over financial reporting is fairly stated in all material respects and separately report on whether it believes we maintained, in all material respects, effective internal control over financial reporting. If we fail to timely complete the development of our internal controls and management is unable to make this assessment, or, once required, if the independent registered public accounting firm cannot timely attest to this assessment, we could be subject to regulatory sanctions and a loss of public confidence in our internal control and the reliability of our financial statements, which ultimately could negatively impact our stock price.

Any future material changes in our operations likely will require us to expand and possibly revise our disclosure controls and procedures, internal controls and related corporate governance policies. In addition, the new and changed laws and regulations are subject to varying interpretations in many cases due to their lack of specificity and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. If our efforts to comply with new or changed laws and regulations differ from the conduct intended by regulatory or governing bodies due to ambiguities or varying interpretations of the law, we could be subject to regulatory sanctions, our reputation may be harmed and our stock price may be adversely affected.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the Securities Exchange Commission (the “SEC” ) have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2008 and beyond and to make certain activities more time consuming and costly than if we were not a public company. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Persons associated with securities offerings, including consultants, may be deemed to be broker dealers.

In the event that any of our securities are offered without engaging a registered broker-dealer we may face claims for rescission and other remedies. If any claims or actions were to be brought against us relating to our lack of compliance with the broker-dealer requirements, we could be subject to penalties, required to pay fines, make damages payments or settlement payments, or repurchase such securities. In addition, any claims or actions could force us to expend significant financial resources to defend ourselves, could divert the attention of our management from our core business and could harm our reputation.

Our stock price may be volatile in response to market and other factors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	additions or departures of key personnel;
•
limited “public float” following the Merger, in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

•	sales of our common stock (particularly following effectiveness of this resale registration statement);
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory developments;
•	economic and other external factors; and
•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

The market for our common stock is limited, and you may not be able to sell the shares of our common stock that you hold.

Our common stock is currently traded on the OTC Bulletin Board, not on a national securities exchange. Therefore, our common stock is thinly traded, the market for purchases and sales of our common stock is limited and the sale of a limited number of shares could cause the price to fall significantly. Accordingly, it may be difficult to sell shares of our common stock quickly without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

Our common stock may be deemed a “penny stock”, which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the Nasdaq Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, or upon the expiration of any statutory holding period, under Rule 144, or expiration of lock-up periods applicable to outstanding shares, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. All of the shares of common stock issued to our officers, directors, and greater than 10% stockholders in the Merger are subject to a lockup agreement prohibiting sales of such shares for a period of 6 months following the filing date of this “resale” registration statement with the SEC that covers all of the common stock included within the units sold in the Private Placement (including the shares of common stock underlying the warrants). Following such date, all of those shares will become freely tradable, subject to securities laws and SEC regulations regarding sales by insiders. In addition, the shares of common stock sold in the Private Placement (including the shares underlying the warrants) will be freely tradable upon the earlier of: (i) effectiveness of a registration statement covering such shares; and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act.

As a result of members of our management being our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of other stockholders.

Our executive management team owns or controls a significant percentage of our common stock. Additionally, this does not reflect the increased percentages that they may have in the event that they exercise any of the options or warrants they may hold or in the future be granted, or if they otherwise acquire additional shares of our common stock. The interests of such persons may differ from the interests of other stockholders, including purchasers of units in the Private Placement. As a result, in addition to their positions with us, such persons will have significant influence over all corporate actions requiring stockholder approval, irrespective of how our other stockholders, including purchasers in the Private Placement, may vote, including the following actions:

•	elect or defeat the election of our directors;
•	amend or prevent amendment of our Certificate of Incorporation or Bylaws;
•	effect or prevent a merger, sale of assets or other corporate transaction; and
•	control the outcome of any other matter submitted to the stockholders for vote.

In addition, such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We may not be able to achieve secondary trading of our stock in certain states because our common stock is not nationally traded, which could subject our stockholders to significant restrictions and costs.

Because our common stock is not listed for trading on a national securities exchange, our common stock is subject to the securities laws of the various states and jurisdictions of the United States in addition to federal securities law. These laws cover any primary offering we might attempt and all secondary trading by our stockholders. While we may register our common stock or qualify for exemptions for our common stock in one of more states, if we fail to do so the investors in those states where we have not taken such steps may not be allowed to purchase our stock or those who presently hold our stock may not be able to resell their shares without substantial effort and expense. These restrictions and potential costs could be significant burdens on our stockholders.

Our certificate of incorporation allows for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares offered by them under this prospectus. We will not receive any proceeds from the sale of the shares by the selling stockholders covered by this prospectus. We will, however, receive proceeds from the exercise of the warrants if the warrants are exercised for cash. Any such proceeds received by us will be used for working capital and general corporate purposes.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock has been quoted on the OTC Bulletin Board under the symbol GOCH.OB since February 1, 2008. Prior to February 1, 2008, there was no active market for our common stock. Trading of our common stock commenced on February 14, 2008.  As of July 2, 2008, there were 13,338,686 record holders of our common stock.

The following table sets forth the high and low bid prices for our common stock for the periods indicated, as reported by the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Period
2008	High	Low
February 14, 2008 through July 2, 2008	$2.95	$1.10

The last reported sales price of our common stock on the OTC Bulletin Board on July 2, 2008 was $1.40 per share.

DIVIDEND POLICY

We have not declared nor paid any cash dividend on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that our board of directors considers significant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Pioneer of On-Site IT Support. With our formation in June 2001, we believe that we have helped pioneer the on-site residential IT service concept to address a huge need. We were among the first companies to utilize national advertising and unique automotive detailing to promote our services. Recognizable by our branded midnight-blue Chrysler PT Cruisers, we have been recognized in 2007 and in prior years for our growth by Franchise Times and Entrepreneur Magazine . Our franchise owners and IT professionals also serve as experts for news stories, and have been featured in USA Today, NBC Nightly News, and hundreds of local newspapers and television.

Franchise Growth.   Since our operating subsidiary began franchising in 2001, each small business franchisee has worked as an entrepreneur by growing their businesses in the communities where they live and work. They build their businesses one satisfied customer at a time. As of February 29, 2008, we have granted more than 300 independently-owned and-operated Geeks On Call franchises that support customers in 33 cities across the United States.

Key variables of financial condition. We use the following key indicators of financial condition and operating performance to analyze our financial results:

•	Geographic footprint
o	The Company’s ability to service an increasing number of markets within the United States.
•	Revenue from services and sales performed by franchise units include a number of variables including:
o	Average revenue per invoice; and
o	Total number of weekly revenue generated appointments.
•	Revenue from Company operated territories are measure by looking at:
o	Average revenue per invoice; and
o	Total number of weekly revenue generated appointments.
•	Technology Industry Changes
o	Industry indicators include:
▪	New software versions;
▪	New virus attacks on personal computers;
▪	Retail economic reports listing the number of new computers sold; and
▪	Increases or decreases in the number of new (small) business startups.

Small Business Expansion. Today, we have expanded our quick-response, IT services and solutions to advise and support small businesses. Through our network of Comptia A+ and Microsoft certified IT professionals, we provide small businesses with a competitive edge through technology support previously only available to large enterprise business. As business owners ourselves, our franchisees understand that IT is as mission-critical to a small business as it is to a large enterprise, thus leveling the playing field for entrepreneurs and small business throughout the country.

Services. Our certified IT professionals provide a vast array of services including system security and online privacy solutions, hardware and software repairs and troubleshooting, wireless equipment and network installations, spyware and virus prevention and removal, data backups and transfers, and other value-added products and services from technology partners Telkonet, CA (formerly Computer Associates) and Gateway among others.

Our mission and vision is to be a leading provider of professional onsite enterprise technology solutions to the small to medium business and residential markets in the United States. We are focused on the development of opportunities to help our franchisees grow their business and drive revenue through additional channel opportunities. In order to successfully fulfill the mission and vision, our franchise partners must be well positioned within their geographic markets to leverage opportunities. In support of this effort we are committed to the development of enhanced national brand recognition, public relations, small-medium sized business market segmentation, compelling sales campaigns and support collateral materials.

We recently completed a national tour of our franchisees to introduce changes in our Preferred Partner Program including our relationship with CA to provide a variety of software products, the addition of business-class computers from Gateway, and the exclusive private labeling of a new powerline networking product — “GeekLink System” — by our newest partner Telkonet, Inc.

The Company is considering ways to integrate the sale of the Geek Link technology into our network of franchisees across the country. Given recent changes in the technology we are evaluating Telkonet’s new system which will allow us to reach additional markets. We have the contractual right but not the obligation to purchase the Geek Link technology from Telkonet.  We are currently working with Telkonet to set a pricing structure that will make the system competitive in the marketplace.

It is our goal to seek out additional strategic partners with compelling products and services and attractive margin potential that provide our franchise partners with a competitive edge in the marketplace. One of our overarching business goals and primary objectives is to find new and innovative ways to help our franchise partners build their business and increase their profitability.

Results of Operations

Our revenues are derived primarily from royalties and advertising fees earned from operating franchises and fees earned from the sales of franchise territories. Fees from the sale of franchises are recognized in income in the period that substantially all services and conditions relating to the sale under our franchise agreement have been performed, typically the period in which the franchisee has completed and passed our training class.

Three Months Ended February 29, 2008 compared to Three Months Ended February 28, 2007

Revenue

The following table summarizes our revenues for the three months ended February 29, 2008 and February 28, 2007:

	Three months ended
	February 29, 2008	February 28, 2007
Total Revenue	$1,411,063	$1,825,137

For the three months ended February 29, 2008, revenue decreased by $414,074 as compared to the similar period in 2007. This decrease in revenue in the amount of 204,357, was primarily attributable to a reduction in the number of active operating franchises and their corresponding advertising and royalty revenues, and a reduction in the granting of new franchises. To maintain our overall level of quality, we have re-acquired marginally performing franchise operations and either re-franchised the territories or provide the support work from our corporate location internally transitioned to a company owned territory, and have added technical support staff to provide improved response times.

Operating Loss

The following table summarizes our operating loss for the three months ended February 29, 2008 and February 28, 2007:

	Three months ended
	February 29, 2008	February 28, 2007
Operating loss	$1,188,083	$72,210

Operating expenses, which consist of selling, general and administrative expenses, advertising and depreciation and amortization totaled $2,599,146 for the three months ended February 29, 2008, as compared to $1,879,347 for the three months ended February 28, 2007, representing an increase of approximately 37%. Our operating loss for the three months ended February 29, 2008 was $1,188,083 as compared to an operating loss of $72,210 for the three months ended February 28, 2007, representing an increase of approximately 1,545%. Our operating loss increased due to increased selling, general and administrative expenses and advertising expenses as explained below.
Selling, General and Administrative Expenses

The following table summarizes our selling, general and administrative expenses for the three months ended February 29, 2008 and February 28, 2007:

	Three months ended
	February 29, 2008	February 28, 2007
Selling, general and administrative expenses	$1,688,374	$924,880

For the three months ended February 29, 2008, selling, general and administrative expenses were $1,688,374 as compared to $924,880 for the three months ended February 28, 2007, an increase of $763,494, or 83%. The increase in selling, general and administrative expenses of $763,494 are mainly attributable to these three areas and other direct and/or indirect overhead expenses.

Costs associated with meeting the requirements of being a public company

We have incurred significant costs relating to entering the public sector including professional fees relative to the preparation and completion of the reporting and filing requirements. During the quarter ended February 29, 2008, we incurred approximately $386,000 in connection with meeting the legal and accounting reporting obligations of becoming a public company. We did not incur similar costs during the quarter ended February 28, 2007.

Increased staffing

We incurred approximately $30,000 during the three months ended February 29, 2008 in connection with support personnel costs as compared to $0 during the previous year’s quarterly period. During the three months ended February 29, 2008 we employed approximately 6 support staff as compared to 0 during the previous year’s comparable period, or an addition of 6 employees. We have added the additional technical support staff to service customers of our company owned territories. Additionally, as discussed above, we intend to expand our corporate services both to larger customers and to our existing and future franchise operations.

Stock based compensation

In our effort to retain and recruit qualified employees, we introduced a non qualified stock option plan during the last quarter. As such, we granted incentive stock options to officers and key employees as incentives. During the three months ended February 29, 2008 we incurred a non cash cost of vested options in the amount of $264,900 which was not incurred during the previous comparable period.

Advertising

The following table summarizes our advertising expense for the three months ended February 29, 2008 and February 28, 2007:

	Three months ended
	February 29, 2008	February 28, 2007
Advertising expense	$873,622	$930,718

Our advertising expenses for three months ended February 29, 2008, were $873,622 compared to $930,718 for the three months ended February 28, 2007. The decrease in advertising expense was directly related to a reduction in the number of active operating franchises.

Depreciation and Amortization

The following table summarizes our depreciation and amortization for the three months ended February 29, 2008 and February 28, 2007:

	Three months ended
	February 29, 2008	February 28, 2007
Depreciation and amortization	$37,150	$41,749

Depreciation and amortization decreased by $4,599 for the three months ended February 29, 2008 compared to the three months ended February 28, 2007. The decrease is attributed to the reduction in depreciable assets.

Six Months Ended February 29, 2008 Compared to the Six Months Ended February 28, 2007

Revenues

The following table summarizes our revenue for the six months ended February 29, 2008 and February 28, 2007:

	Six months ended
	February 29, 2008	February 28, 2007
Total Revenue	$3,016,134	$3,488,409

For the six months ended February 29, 2008, revenue decreased by $472,275 as compared to the similar period in 2007. This decrease is primarily attributable to a reduction in the number of active operating franchises and corresponding royalty revenues, in the amount of $390,014, and a reduction in the granting of new franchises.

As discussed in our three month operating results, we have re-acquired marginally performing franchise operations for the purpose of either re-franchising the territories or operating them with-in our company owned model. As such, we have added more technical support staff to provide improved response times.

Operating Loss

The following table summarizes our operating loss for the six months ended February 29, 2008 and February 28, 2007:

	Six months ended
	February 29, 2008	February 28, 2007
Operating loss	$1,596,118	$252,346

Operating expenses, which consist of selling, general and administrative expenses, advertising and depreciation and amortization totaled $4,612,252 for the six months ended February 29, 2008, as compared to $3,740,755 for the six months ended February 28, 2007, representing an increase of approximately 23%. Our operating loss for the six months ended February 29, 2008 was $1,596,118 as compared to an operating loss of $252,346 for the six months ended February 28, 2007, representing an increase of approximately 533%. Our operating loss increased due to increased selling, general and administrative expenses and advertising expenses as explained below.

Selling, General & Administrative

The following table summarizes our selling, general and administrative expenses for the six months ended February 29, 2008 and February 28, 2007:

	Six months ended
	February 29, 2008	February 28, 2007
Selling, general and administrative expenses	$2,666,395	$1,867,477

Selling, General and Administrative expenses, which consist of salaries, commissions, professional fees and overhead expenses, increased $798,918 or 43% to $2,666,395 for the six months ended February 29, 2008, as compared to $1,867,477 for the six months ended February 28, 2007. This increase is mainly attributable to these three areas and other direct and/or indirect overhead expenses.

Costs associated with meeting the requirements of being a public company

We have incurred significant costs relating to entering the public sector including professional fees relative to the preparation and completion of the reporting and filing requirements. During the six months ended February 29, 2008, we incurred approximately $386,000 in connection with meeting the legal and accounting reporting obligations of becoming a public company. We did not incur similar costs during the six months ended February 28, 2007.

Increased staffing

We incurred approximately $30,000 during the six months ended February 29, 2008 in connection with support personnel costs as compared to $0 during the previous year’s six month period. During the six months ended February 29, 2008 we employed approximately 6 support staff as compared to 0 during the previous year’s comparable period, or an addition of 6 employees. We have added the additional support staff to service customers of our company owned territories. Additionally, as discussed above; we intend to expand our corporate services both to larger customers and to our existing and future franchise operations.

Stock based compensation

In our effort to retain and recruit qualified employees, we introduced a non qualified stock option plan during the last quarter. As such, we granted incentive stock options to officers and key employees as incentives. During the six months ended February 29, 2008 we incurred a non cash cost of vested options in the amount of $264,900 which was not incurred during the previous comparable period.

Advertising

The following table summarizes our advertising expense for the six months ended February 29, 2008 and February 28, 2007:

	Six months ended
	February 29, 2008	February 28, 2007
Advertising expense	$1,872,321	$1,786,808

Advertising expenses increased $85,513 or 5% to $1,872,321 for the six months ended February 29, 2008, as compared to $1,786,808 for the six months ended February 28, 2007. This increase was attributable to franchises sold in prior quarters which became operational this quarter.

Depreciation and Amortization

The following table summarizes our depreciation and amortization for the six months ended February 29, 2008 and February 28, 2007:

	Six months ended
	February 29, 2008	February 28, 2007
Depreciation and amortization	$73,536	$86,470

Depreciation and amortization expense totaled $73,536 during the six months ended February 29, 2008, as compared to $86,470 during the six months ended February 28, 2007. The decrease is a result from the reduction in depreciable assets.

Net Cash Used in Operating Activities

The following table summarizes our net cash used in operating activities for the six months ended February 29, 2008 and February 28, 2007:

	Six months ended
	February 29, 2008	February 28, 2007
Net cash used in operating activities	$1,727,103	$471,489

Cash utilized in operating activities was $1,727,103 for the six months ended February 29, 2008, as compared to $471,489 for the six months ended February 28, 2007. The increase was primarily due to the cost of the reverse merger and the hiring of additional staff and consultants.

During the six months ended February 29, 2008, operating costs increased as a result of becoming public. We incurred significant costs including audit and legal fees as well as an increase in staffing levels. These costs reflect both an increase in our operating loss from $252,246 to $1,596,118, or an increase of $1,343,772, and the increased use of operating capital (cash flow) of $1,255,614.

Net Cash Used in Investing Activities

The following table summarizes our net cash used in investing activities for the six months ended February 29, 2008 and February 28, 2007:

	Six months ended
	February 29, 2008	February 28, 2007
Net cash used in investing activities	$64,975	$239,207

Net cash used in investing activities totaled $64,975 for the six months ended February 29, 2008, as compared to $239,207 for the six months ended February 28, 2007. A decrease in the repayments of loans to franchisees and others was mainly attributable for the decline.

Net Cash Used in and Provided by Financing Activities

The following table summarizes our net cash used in and provided by financing activities for the six months ended February 29, 2008 and February 28, 2007:

	Six months ended
	February 29, 2008	February 28, 2007
Net cash used in and provided by financing activities	$2,875,107	$243,050

Net cash provided by financing activities totaled $2,875,107 for the six months ended February 29, 2008, as compared to cash provided by financing activities of $243,050 for the six months ended February 28, 2007. The reason for the increase was primarily attributable to the proceeds from the sale of common stock in connection with the Private Placement.

Year Ended August 31, 2007 Compared to the Year Ended August 31, 2006

Franchise Sales

In fiscal year 2007 we reevaluated our franchise sales strategy. The decision was made to focus on selling franchise territories in markets that were already established. This change in strategy resulted in the opening of fewer new territories but in more desirable geographic markets. We believe that our franchisees could reach profitability faster by building out their operations in more strategic target markets where the customer demographics coincides with our marketing strategy.

Revenues

During the fiscal year ended August 31, 2007 we recognized revenues of $7,107,854, as compared to revenues of $8,069,884 during the prior fiscal year ended August 31, 2006, representing a decrease of approximately 12%. This decrease is primarily attributable to a reduction in the number of active operating franchises and corresponding royalty revenues.

Operating Loss

Operating expenses, which consist of selling, general and administrative expenses, advertising expenses and depreciation and amortization totaled $8,199,214 for the fiscal year ended August 31, 2007, as compared to $9,645,200 for the fiscal year ended August 31, 2006, representing a decrease of approximately 15%. Our operating loss for the fiscal year ended August 31, 2007 was $1,091,360 as compared to an operating loss of $1,575,316 for the fiscal year ended August 31, 2006, representing a decrease of approximately 31%. Our operating loss decreased due to a reduction of corporate and administrative overhead including staff and payroll expenses.

Selling, General & Administrative

Selling, General and Administrative expenses which consist of salaries, commissions, professional fees and overhead expenses, decreased by $663,420 or 14 % to $4,035,662 for the fiscal year ended August 31, 2007, as compared to $4,699,082 for the fiscal year ended August 31, 2006. The decrease is consistent with our overall change in sales strategy and reduction in overhead costs.

Advertising

Advertising expenses decreased by $760,316 or 16% to $3,993,017 for the fiscal year ended August 31, 2007, as compared to $4,753,333 for the fiscal year ended August 31, 2006. This decrease was a direct result in the change of our franchise sales strategy which resulted in the opening of fewer new territories but in more desirable geographic markets and the dissolution of a number of previously unprofitable territories.

Depreciation and Amortization

Depreciation and amortization expenses totaled $170,535 for the fiscal year ended August 31, 2007, as compared to $192,785 for the fiscal year ended August 31, 2006, representing a decrease of 12%. The decrease is a result of a reduction in depreciable assets due to certain fixed assets being fully depreciated during the current year.

Net Cash Used in Operating Activities

Cash utilized in operating activities was $498,137 during the fiscal year ended August 31, 2007, as compared to $1,452,010 during the fiscal year ended August 31, 2006. The decrease is primarily attributable to a reduction in direct costs associated with our operations.

Net Cash Used in Investing Activities

Net cash used in investing activities totaled $519,964 for the fiscal year ended August 31, 2007, as compared to $99,778 for the fiscal year ended August 31, 2006. The increase is directly related to repayment of loans to franchisees and others.

Net Cash Provided by Financing Activities

Net cash provided by financing activities totaled $631,091 for the fiscal year ended August 31, 2007, as compared to $1,091,610 for the fiscal year ended August 31, 2006. The reason for the decrease is that we did not need to utilize additional lines of credit and we did not issue additional securities as of August 31, 2007.

Liquidity and Capital Resources

Our liquidity needs consist of our working capital requirements, indebtedness payments and research and development expenditure funding. Historically, we have financed our operations through the sale of equity and convertible debt as well as borrowings from various credit sources.

As of February 29, 2008, we had working capital of $978,263 as compared to a working capital deficit of $737,215 at August 31, 2007. For the six months ended February 29, 2008, we generated a net cash flow deficit from operating activities of $1,727,103 consisting primarily of year to date losses of $1,598,128, adjusted primarily for increases in current assets of $386,650 and non-cash expenditures related to equity based compensation of $264,990. During this period we received cash receipts from customers aggregating $2,954,559 and expended $4,900,753 in cash disbursements. Cash used in investing activities totaled $64,975, consisting of $74,774 which was utilized for acquisition of property and equipment and loans to franchisees of $9,799. Cash provided by financing activities for the three months ended February 29, 2008 totaled $2,875,107 consisting of $3,196,103 proceeds from issuance of common stock, less repayments of previously incurred debt of $431,000 and redemption of previously issued common stock of $23,100.

We expect capital expenditures to be less than $100,000 in fiscal 2009. Our primary investments will be in property and equipment.

Exploitation of potential revenue sources will be financed primarily through available working capital, the sale of securities and convertible debt, exercise of outstanding warrants, issuance of notes payable and other debt or a combination thereof, depending upon the transaction size, market conditions and other factors.

While we have raised capital to meet our working capital and financing needs in the past, additional financing is required within the next 12 months in order to meet our current and projected cash flow deficits from operations. We have sufficient funds to conduct our operations for approximately six months. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

By adjusting our operations and development to the level of capitalization, we believe we have sufficient capital resources to meet projected cash flow deficits. However, if during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

Our registered independent certified public accountants have stated in their report dated November 30, 2007 except for Note 15 as to which the date is December 20, 2007, that we have experienced recurring losses and difficulty in generating sufficient cash flow to meet our obligations and sustain operations. These factors among others may raise substantial doubt about our ability to continue as a going concern.

We follow FSP EITF 00-19-2, “Accounting for Registration Payment Arrangements” (“FSP 00-19-2”), which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies”. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. We can not estimate the liquidated damages, if any, as of this Form S-1/A filing date. Accordingly, we have not recorded and/or disclosed any amount of liquidated damages, if any, in accordance with SFAS No. 5.

No assurance can be given that any source of additional cash will be available to us. If no source of additional cash is available to us, we may have to significantly reduce the scope of our operations or possibly seek court protection from creditors or cease business operations altogether.

Material Trends and Uncertainties

Going Concern

The independent auditors report on our August 31, 2007 and 2006 financial statements included in our Current Report on Form 8-K dated February 8, 2008 states that we have experienced recurring losses and difficulty in generating sufficient cash flow to meet our obligations and sustain our operations. We experienced a net loss of approximately $1,147,654 for the year ended August 31, 2007 and our current operations are not cash flow positive.  These factors among others may raise substantial doubt about our ability to continue as a going concern.

Management has undertaken the following steps to address our requirements for increasing liquidity, generating cash flow and achieving profitable operations.

Future Capital Requirements

We cannot make assurances that our business operations will develop and provide us with significant cash to continue operations.

Additional financing in the form of debt and/or equity are being sought to implement the increase in franchise growth and Company owned territories, but we cannot guarantee that we will be able to obtain such financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience  dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

Financing

The Company has raised through a private placement of its common stock, $3,196,000, net of costs.

Franchise Growth

We have developed plans to increase the number of franchises domestically and internationally by undertaking the following steps:

•	Entered into a relationship with several franchisee recruiting brokers to locate and recruit qualified, financially stable franchise candidates.

•	Advertising in major franchise industry trade publications.

•	Attend and participate in International Franchise Association (IFA) industry conventions and events, including Company sponsorship, exhibition and platform speaking opportunities.

•	Leverage public relations opportunities arising from industry participation.

•	Introduction and distribution of the powerline networking product- the “Geekline Power System”

Projected capital requirements to implement the marketing of additional franchises is expected to range from $100,000 to $250,000 for industry and public relations as well as commissions payable to brokers upon the successful recruitment of a franchise candidate. These fees vary from broker to broker and are not paid unless revenue is recognized from the sale of a franchise.

Company Owned Territories

The Company’s strategy is to develop a profitable Company owned territory model that can be readily scaled to complete the build out of the Company’s national foot print. Initial Company owned territories include Phoneix, AZ, Kansas City, MO Leesburg, VA, Sacramento, CA and Fayetteville, AR. Increases in manpower will come with the national build out and will include qualified field technicians, regional managers, and sales personnel as well as call center staff necessary to support the Company’s growth.

We are also launching an endorsed vendor program strengthening brand awareness and delivering value added IT solutions to the franchise community.

Compliance with Public Company Reporting Requirements

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002. These requirements are extensive and costly. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight is required. This may divert management’s attention from other business concerns, which along with the costs to comply may have a material adverse effect on our business, financial condition and results of operations.

As a public company, it may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications required by such Act, if applicable.

The SEC, as directed by Section 404 of the Sarbanes-Oxley Act, adopted rules generally requiring each public company to include a report of management on a company's internal controls over financial reporting in its annual report on Form 10-K that contains an assessment by management of the effectiveness of the company's internal controls over financial reporting. This requirement will first apply to our annual report on Form 10-K for the fiscal year ending August 31, 2008. Under current rules, commencing with our annual report for the fiscal year ending August 31, 2010 our independent registered accounting firm must attest to and report on management's assessment of the effectiveness of our internal controls over financial reporting.

We have not yet developed a Section 404 implementation plan. We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement. How companies should be implementing these new requirements, including internal control reforms to comply with Section 404's requirements and how independent auditors will apply these requirements and test companies' internal controls, is still reasonably uncertain.

We expect that we will need to hire and/or engage additional personnel and incur incremental costs in order to complete the work required by Section 404. We may not be able to complete a Section 404 plan on a timely basis. Additionally, upon completion of a Section 404 plan, we may not be able to conclude that our internal controls are effective, or in the event that we conclude that our internal controls are effective, our independent accountants may disagree with our assessment and may issue a report that is qualified. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

We believe that our general and administrative expenses will increase due to the costs of operating as a public company, such as increases in legal, accounting and compliance, insurance premiums, directors’ fees and investor relations. We estimate that the increase in these costs will total approximately $500,000 to $1,500,000 on an annual basis, excluding the costs associated with the initial implementation of our Sarbanes-Oxley Section 404 internal controls review and testing. Our current interim and future financial statements will reflect the impact of these expenses, whereas our historical annual financial statements do not reflect these expenses.

Off-Balance Sheet Arrangements

Since our inception we have not engaged in any off-balance sheet arrangements, including the use of structured finance, special purpose entities or variable interest entities.

BUSINESS

The Company

Our operating subsidiary, Geeks On Call America, Inc., was formed in June 2001 and provides quick-response, on-site computer solutions and telephone technical support (including services, on-going support and training) primarily to small businesses (i.e., with 15 or fewer employees) and residential computer users in the United States. On-site solutions are provided through a network of independent franchised service providers, known as “Geeks,” conducting business under the trade names “1-800-905-GEEK,” and “Geeks On Call.” We provide telephone technical support in markets where on-site support is not available. Our on-site support services include troubleshooting, maintaining, upgrading and networking computers, and service programs, designed to establish a long-term relationship with the customer. Additionally, we provide training and consulting to computer users at their home or business location. Our concept is to bring state-of-the-art computer solutions directly to end users at their locations and eliminate the inconvenience of traveling to a traditional retailer or depot service center and the associated overhead in operating such facilities. Through a combination of on-site services and telephone technical support, we can now develop relationships with consumers and small to medium size businesses, who need support anywhere at anytime.

Mission

Our mission and vision is to be a leading provider of professional onsite enterprise class technology solutions to the small to medium-size business and residential markets. Our goal is to build an international brand name and brand loyalty in the computer services industry by providing quick-response, on-site computer solutions and telephone technical support primarily to small businesses and residential computer users and then expand our business model to markets outside of the United States. Small business owners and residential customers both generally share similar traits   with regard to their immediate and future computer support needs. We believe that this segment of computer users is underserved or poorly served by larger competitors in the computer service industry. We believe that by bringing the same or better high quality technical services and support to small business that usually only larger companies can afford, we level the playing field for the small business entrepreneur. We seek to establish a competitive advantage in our markets with a decentralized service approach by becoming one of the first national competitors to provide consistently high-quality, on-site computer solutions to small businesses and residential computer users at reasonable prices.

Growth Strategy

Our strategy is to capitalize on the increasing demand for the convenience of on-site computer solutions by establishing operations in every major United States metropolitan market, thereby positioning ourselves as a national brand name in the multi-billion dollar computer-services industry. We intend to implement this strategy through franchised or company-owned operations to build a nationwide network of industry-certified technicians. As of February 29, 2008, we have granted 304 franchises, of which 269 are operational in the following markets: Atlanta (GA), Baltimore (MD), Boston (MA), Charleston (SC), Charlotte (NC), Chicago (IL), Colorado Springs (CO), Dallas/Ft. Worth (TX), Denver/Boulder (CO), Raleigh/Durham (NC), Hampton Roads (VA), Harrisburg (PA), Hartford (CT), Houston (TX), Jacksonville (FL), Kansas City (MO), Los Angeles (CA), Miami (FL), Minneapolis (MN), Myrtle Beach (SC), New York City (NY), Orlando (FL), Philadelphia (PA), Phoenix (AZ), Pittsburgh (PA), Portland (OR), Richmond (VA), Sacramento (CA), San Diego (CA), San Francisco (CA), Tampa (FL), Washington D.C. and West Palm Beach (FL).

Revenue Potential

We anticipate that revenues will be derived from (i) fees from service contracts, (ii) fees from service calls, (iii) fees from preventative maintenance services, (iv) fees from computer system upgrades, (v) initial franchise fees, (vi) franchise advertising funds, (vii) franchise telemarketing services, and (viii) franchise royalties. For example, we anticipate a service fee structure that estimates approximately $250 for the average service call fee and $150 for the average monthly service contract.

Each or our technicians is industry certified and tested for skills and competency. Technicians regularly remove malware, viruses, and spam from computers at a cost of $99 to $500 per call depending on the duration and complexity of the affliction. Technicians routinely serve as the outsourced IT department of the small and medium sized business community by providing managed services. Managed service agreements provide a stable platform of recurring revenue to the franchisee and may be as inexpensive as $1,200 per year or as elaborate as $100,000 per year. Most typically managed service agreements are in the $5,000 per year range, where the technician is on call for problems and proactively visits the customer once or twice per month.

We currently derive the majority of our revenue from franchise royalty of eleven percent (11%). We do not currently have any company owned operations. Management intends to use a significant portion of the proceeds from the Private Placement  to develop company owned operations in major metropolitan markets where we have no franchisee representation. Management believes that the company owned operations will operate at a substantially greater margin. We intend to establish company owned operations in major markets within the next 24 months, although there can be no assurance that we will be successful in achieving our goal.

Our management intends to augment our established franchise system with a sales team to sell products offered as a result of an exclusive private label/marketing agreement with Telkonet pursuant to which we will purchase from Telkonet a private label powerline communications product that will allow us to provide powerline internet connectivity to the small and medium size business community and the residential marketplace. The Telkonet products to be marketed by us under the trade name Geek Link System will enable us to deliver state of the art networking connectivity, virtually eliminating the need to pull additional Cat 5 cable in office buildings and homes. Management believes that this potential cost savings and elimination of the need for CAT 5 cabling along with the exclusivity accorded Geeks On Call will result in a substantial increase over existing revenue and at a much greater profit. The Geek Link System will be sold to customers through our existing network of franchisees. It is our intent to hire additional sales representatives and technicians to market Geek Link System products in metropolitan areas outside of our present foot print of 33 cities throughout the United States. The Company is considering ways to integrate the sale of the Geek Link technology into our network of franchisees across the country. Given recent changes in the technology, we are evaluating Telkonet’s new system which will allow us to reach additional markets. We have the contractual right but not the obligation to purchase the Geek Link technology from Telkonet.

Franchise Operations

We grant Geeks On Call franchises to qualified candidates to operate a computer services and solutions business using our business model and system for delivering computer services and related products (the “Geeks On Call System”). Franchisees enter into a 10-year franchise agreement with us and, for a Single Franchise territory, pay an initial franchise fee of $25,000. If we agree to grant a franchisee the exclusive right to develop and operate three (3) or more franchise units in a defined market, the franchisee can elect to sign an Area Development Agreement (“ADA”). The ADA fee is $22,000 for each of the first two franchises, $18,000 for each of the franchises three through five, and $16,000 for each of the franchises six and above. When the franchise agreement for each territory under an ADA is signed, an additional franchise fee of $3,000 is owed. Once a franchise agreement is signed, the franchisee pays an Initial Advertising Fee of $15,000. Once the territory is operating, each franchisee pays an ongoing royalty fee of eleven percent (11%) of the franchisee’s gross revenue and an advertising allowance of $275 weekly.

The license of the Geeks On Call System to franchisees includes the right and obligation to use our service marks and logos in conjunction with mandatory standardized business procedures and methods of operation. The licensed Geeks On Call System includes initial training in business operations, a cooperative advertising program (funded through contributions made by both franchisee and us), methods of advertising and promotion developed by us and standardized operating manuals which assist franchisees in the operation of their businesses.

Quality Control

One of the cornerstones to building brand equity is quality control. This is especially true when growing the brand through franchising. In this regard, we carefully monitor both our operations and our franchisees for quality of service, employee appearance, customer satisfaction, training of personnel and conformity to the Geeks On Call System methods and procedures. Our current policy is to conduct background checks on all franchisees and employees and requires our franchisees to conduct background checks on their employees. Only industry certified, trained and tested technicians work on computers. Acceptable certifications may be issued by CompTia and/or Microsoft, which management believes to be the highest industry standards. Currently, all quality control processes are managed through our headquarters in Norfolk, Virginia. Quality control staff inspects each franchisee’s business operations on a periodic basis and requires each franchisee to bring its operations into compliance with our performance standards, if necessary. As we continue to expand geographically, we may maintain Company-operated offices in each geographic region serviced by us and/or our franchisees and staff these offices with regional managers, who will perform the quality control function.

Franchise Regulation

Our offer and sale of franchises is subject to regulation by both federal and state law. These laws and regulations require us to prepare a franchise disclosure document and, in certain states, to register the franchise disclosure document with appropriate state authorities as may be required prior to offering and selling franchises in those states. The common and statutory law of many states impose restrictions on the content and/or enforceability of the franchise agreement, including non-competition provisions and the termination or non-renewal of a franchise. We are taking steps we believe are appropriate to comply with such laws and regulations. There are substantial legal and other costs attendant to compliance with such laws and regulations.

Advertising and Marketing

The foundation of our marketing strategy for building brand recognition is to satisfy customer demands for computer solutions based on superior customer service. Our marketing goal is to build brand loyalty and become the computer users’ support and services company of choice by offering directly and through our franchised operations:

•	consumer confidence: selecting only sales and service oriented Comptia A+ or Microsoft Certified technicians and training them to be customer friendly and provide the highest possible quality service;

•	convenience: offering on-site support and service plans and other value-added services and products made available at the customer’s location; and

•	reasonable prices: simple flat rate pricing and easy to understand service agreements and contracts.

We intend to reach our goal of creating brand loyalty through:

•
brand recognition and identity: utilizing only consumer friendly trademarks filed with the U.S. Patent and Trademark Office in conjunction with a direct marketing web site and yellow page advertising for residential customers;

•	market penetration: aggressively advertising to small businesses utilizing telemarketing and face to face sales techniques unique for this industry;

•	customer advantages: educational seminars and content available to customers free of charge;

•	image building: local and national advertising and marketing mix with public relations program and customer focused campaigns to a cquire and retain new customers ; and

•
partnerships:  establishing alliances with communications and Internet Service Providers and other relevant third-party vendors to enable the Company and its franchisees to provide value-added services to its customers.

Intellectual Property

We have aggressively sought to establish and protect our intellectual property and currently hold multiple registered trademarks with the United States Patent & Trademark Office (“USPTO”), including the name Geeks On Call®. We have filed applications for additional marks with the USPTO, including 1-800-905-GEEK TM , and have also received registration of the Geeks On Call® mark in Canada and have filed the appropriate applications for same mark in the European Union in anticipation of our expansion.

Competition

The computer services industry is characterized by intense competition among numerous service providers (Geek Squad®, FireDog, etc.), computer retailers (e.g., CompUSA TM) and others. The dominant national competitor is Geek Squad®, a division of Best Buy, Inc., a national computer and electronics retailer, which has a presence in most major markets. Most of our competitors are more established than we are, with substantially greater marketing, financial, personnel and other resources than are currently available to us. We have studied the business model of each of these competitors and believe that our current business model, which is focused on franchising, is more effective than the models of our competitors. We believe that our business model and marketing strategy will result in greater market penetration and thereby produce higher revenue for us and our franchisees. However, there are few significant barriers to entry into the industry or to the adoption by competitors of some or all of our marketing or operational strategies.

Leases

We lease our Norfolk headquarters, consisting of approximately 9,961 square feet of office space, at $13,569 per month, including heat, utilities and janitorial services. The lease expires in November 2012. We believe that these offices are adequate for our current needs. However, depending upon the expansion of our operations, we may require additional office space for our headquarters and/or our telemarketing call center.

Employees

As of July 2, 2008, we employed 61 full-time employees. With a portion of the proceeds of the Private Placement, we anticipate employing approximately 110 to 150 full-time employees within the next twelve months.

Legal Proceedings

There is no current or pending litigation involving us which would have a material impact on our operations, nor, to our knowledge, is any such litigation threatened.

MANAGEMENT

Set forth below is certain information regarding our directors and executive officers. Each of the directors listed below was elected to our board of directors to serve until our next annual meeting of stockholders or until his successor is elected and qualified. All directors hold office for one-year terms until the election and qualification of their successors. The following table sets forth information regarding the members of our board of directors and our executive officers:

Name	Age	Position with the Company

Richard T. Cole	54	CEO, Chairman of the Board

Ronald W. Pickett	60	Vice-Chairman of the Board

James Weathers	53	Director

Jim Johnsen	41	Director

Steve Sanford	44	Director

Robert P. Crabb	60	Director and Secretary

Douglas Glenn	41	Director

Richard G. Artese	40	Executive Vice President and Chief Operating Officer

Keith Wesp	35	Vice President of Finance and Assistant Secretary

Richard T. Cole, CEO, Chairman of the Board. Mr. Cole is a co-founder of Geeks On Call and has served as its Chairman since its inception in June 2001. Mr. Cole also was the Managing Member of the Company’s predecessor, Geeks On Call America, LLC. Prior to 2000, Mr. Cole was the Managing Member of Beach Capital LLC. Mr. Cole previously served as President of American Outdoor Advertising, Inc. (a Landmark Communications, Inc. subsidiary) from March 1997 until October 1999, and as President of FKM Advertising from February 1994 until November 1996.

Ronald W. Pickett, Vice-Chairman of the Board. Mr. Pickett has served as Vice-Chairman of the Board of Directors of Geeks On Call since October 2007. Mr. Pickett is the former Chief Executive Officer of Telkonet, Inc., having served in such capacity between January 2003 and November 2007, and is currently the Vice-Chairman of Telkonet’s board of directors. In addition, he has fostered the development of Telkonet since 1999 as the Telkonet’s principal investor and co-Founder. He was the Founder, and for twenty years served as the Chairman of the Board and President, of Medical Advisory Systems, Inc. (a company providing international medical services and pharmaceutical distribution) until its merger with Digital Angel Corporation in March 2002. A graduate of Gordon College, Mr. Pickett has engaged in various entrepreneurial activities for 35 years.   Mr. Pickett is also the President and a director of MSTI Holdings, Inc. (OTCBB:MSHI).

James Weathers,  Director. Mr. Weathers has served as a Director of Geeks On Call since January 2005. Since 1986, Mr. Weathers has served as the President of Advanced Farms Technology Co. with papaya farming operations in Mexico and Jamaica. Mr. Weathers has been the President of Integrated Agriculture Inc., whose business is principally the production of food products and the importation of products to North America and Europe, since 1980.

Jim Johnsen,  Director. Mr. Johnsen has served as a Director of Geeks On Call since April 2002. Mr. Johnsen is a Managing Director of Johnsen, Fretty & Company, LLC, a boutique investment bank based in Stamford, Connecticut, assisting middle-market companies with a variety of challenges. Previously, he was Vice President at Southport Partners, a boutique investment bank serving the technology sector.

Steve Sanford,  Director. Mr. Sanford has served as a Director of Geeks On Call since January 2007, and is the founder and President of InovaOne Studios, Inc. based in Atlanta, Georgia.

Robert P. Crabb, Director and Secretary.  Mr. Crabb has served as a Director of Geeks On Call since October 2007. Mr. Crabb is a founder, former director, former chief marketing officer and former Secretary of Telkonet, Inc. He has over 35 years of sales, marketing and corporate management experience, including 15 years in the insurance industry. His entrepreneurial expertise also includes public company administration, financial consulting, corporate management and commercial/residential real estate development. He served as a noncommissioned officer in the United States Marine Corps from 1966 to 1974.

Douglas Glenn, Director. Mr. Glenn served as a director of Geeks On Call from its inception in June 2001 until December 2005 and rejoined the Board of Directors in November 2007. He served as the General Counsel and Secretary from its inception in June 2001 until December 2007. Since November 2007, he has served as Executive Vice President and General Counsel of Hampton Roads Bankshares, Inc., and its subsidiary, Bank Of Hampton Roads, based in Norfolk, Virginia. Mr. Glenn has also served as a director of Hampton Roads Bankshares, Inc., since February 2006. Mr. Glenn is a shareholder in the Virginia Beach law firm of Pender & Coward, P.C. located in Virginia Beach, Virginia, where he has practiced law since 1991.

Richard G. Artese,   Executive Vice President and Chief Operating Officer. Mr. Artese has served as Executive Vice President and Chief Operating Officer of Geeks On Call since March 2008. From November 2005 to March 2008, Mr. Artese served as the Vice President and Chief Information Officer. From May 2005 to November 2005, Mr. Artese served as its Director of Technology. From August 2001 to August 2004 he worked as the Managing Director Technology Consulting Group for Top Tier Management in New York, New York and Norfolk, Virginia. From March 1998 to July 2001, he was Senior Vice President and Chief Information Officer for Porter Novelli International in New York, New York. From July 1995 to March 1998, he served as Director of Technology and Office Services for the Delta Consulting Group, Inc. of New York, New York.

Keith Wesp,   Vice President of Finance and Assistant Secretary. Mr. Wesp has served as Vice President of Finance and Assistant Secretary for Geeks On Call since March 2008. From August 2001 to March 2008, Mr. Wesp served as the Controller and Assistant Secretary. From October 1995 until July 2001, Mr. Wesp worked for Rothman and Vaughan, CPA’s, as an accountant.

Independent Directors

We do not believe that any of our directors other than Jim Johnsen and James Weathers is an “independent director,” as that term is defined by applicable listing standards of the Nasdaq Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Committees of the Board of Directors

On February 14, 2008, our board of directors formed an audit committee and a compensation committee. The audit committee is comprised of James Weathers, Robert P. Crabb, Steve Sanford and Keith Wesp. The compensation committee is comprised of Jim Johnsen, Ronald W. Pickett, Douglas Glenn and Richard Artese.

We intend to appoint such persons to the board of directors and committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek listing on a securities exchange. We do not currently have an “audit committee financial expert”, however, we intend that a majority of our directors will be independent directors, of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated by the SEC. Additionally, the board of directors is expected to adopt charters relative to each such committee, in the near future.

Compensation Committee Interlocks and Insider Participation

Our compensation committee is comprised of  Ronald W. Pickett, Jim Johnsen, Douglas Glenn, and Richard Artese.  Richard Artese is also employed as our Executive Vice President and Chief Operating Officer.

None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of our board of directors.

Director Compensation

We do not currently compensate our directors for acting as such, although we may do so in the future, including with cash and/or equity. We reimburse our directors for reasonable expenses incurred in connection with their service as directors. As of July 2, 2008, none of our directors received any compensation from us.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth, for the last two fiscal years, the compensation earned by our chief executive officer and our two most highly compensated executive officers who received annual compensation in excess of $100,000 during fiscal 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Richard T. Cole	2007	200,000	0	0	0	200,000
President and CEO	2006	200,000	0	0	0	200,000

Richard Artese	2007	150,000	0	0	0	150,000
Executive Vice President and Chief Operating Officer	2006	125,000	0	0	0	125,000

Keith Wesp	2007	95,000	0	0	0	95,000
Vice President of Finance and Assistant Secretary	2006	75,000	0	0	0	75,000

Employment Agreements

We entered into employment agreements with four individuals including Messrs. Cole, Artese and Wesp. The following is a summary of the material terms of such agreements.

Richard Cole employment agreement. On February 8, 2008, we entered into an employment agreement with Richard Cole, to serve as our Chief Executive Officer. The term of the agreement is five years. Mr. Cole receives an annual base salary of $275,000, which may be increased annually at the discretion of our board of directors; provided, however, that Mr. Cole receives an annual cost of living increase of not less than 3% over the prior year’s base salary. In addition to a base salary, Mr. Cole is eligible to receive a bonus tied to certain milestones, which amount is also to be determined by our board of directors. Mr. Cole also receives a company car to use during the term of his agreement.

If Mr. Cole’s employment is terminated without cause (as defined in his agreement) or if he resigns for good reason (as defined in his agreement), we will be obligated to pay him, as severance, his then current annual base salary for eighteen months. If Mr. Cole is terminated with cause or if he voluntarily resigns (other than for good reason), he is prohibited from competing with us for eighteen months after the termination of his employment.

Mr. Cole received, immediately upon the consummation of the Merger, 1,000,000 options with a six year term. Twenty percent of the options vested immediately and 20% of the balance of the options will vest on each of the first four anniversaries of the date of grant. The options have an exercise price of $1.00 per share.

Richard Artese employment agreement. On February 8, 2008, we entered into an employment agreement with Richard Artese, to serve as our Vice President and Chief Information Officer. The term of the agreement is five years. Mr. Artese receives an annual base salary of $150,000, which may be increased annually at the discretion of our board of directors. In addition to a base salary, Mr. Artese is eligible to receive a bonus tied to certain milestones, which amount is also to be determined by our board of directors.

On March 28, 2008, our board of directors adopted resolutions appointing Mr. Artese to the position of Executive Vice President and Chief Operating Officer. In connection therewith, Mr. Artese's annual salary was increased from $150,000 to $200,000.

If Mr. Artese’s employment is terminated without cause (as defined in his agreement) or if he resigns for good reason (as defined in his agreement), we will be obligated to pay him, as severance, his then current annual base salary for twelve months. If Mr. Artese is terminated with cause or if he voluntarily resigns (other than for good reason), he is prohibited from competing with us for twelve months after the termination of his employment.

Mr. Artese received, immediately upon the consummation of the Merger, 250,000 options with a six year term. Twenty percent of the options vest on each of the first five anniversaries of the date of grant. The options have an exercise price of $1.00 per share.

Keith Wesp employment agreement. On February 8, 2008, we entered into an employment agreement with Keith Wesp, to serve as our Controller. The term of the agreement is five years. Mr. Wesp receives an annual base salary of $95,000, which may be increased annually at the discretion of our board of directors. In addition to a base salary, Mr. Wesp is eligible to receive a bonus tied to certain milestones, which amount is also to be determined by our board of directors.

On March 28, 2008, our board of directors adopted resolutions appointing Mr. Wesp to the position of Vice President of Finance and Assistant Secretary. In connection therewith, Mr. Wesp's annual salary was increased from $95,000 to $135,000.

If Mr. Wesp’s employment is terminated without cause (as defined in his agreement) or if he resigns for good reason (as defined in his agreement), we will be obligated to pay him, as severance, his then current annual base salary for six months. If Mr. Wesp is terminated with cause or if he voluntarily resigns (other than for good reason), he is prohibited from competing with us for six months after the termination of his employment.

Mr. Wesp received, immediately upon the consummation of the Merger, 175,000 options with a six year term. Twenty percent of the options vest on each of the first five anniversaries of the date of grant. The options have an exercise price of $1.00 per share.

Equity Compensation Plan Information

Equity Incentive Plan

On February 8, 2008, our board of directors and stockholders adopted the 2008 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons into our development and financial success. Under the Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options, stock appreciation rights, performance shares, restricted stock and long term incentive awards. The Plan will be administered by our board of directors until such time as such authority has been delegated to a committee of the board of directors. On the closing date of the Merger, certain of our executive officers and directors were granted options to purchase common stock exercisable at $1.00 per share as follows:

Name	Shares	Vesting Schedule	Expiration
Robert T. Cole	1,000,000	20% immediately and 20% on each of the first four anniversaries of the grant date	6 years from date of grant
Richard W. Pickett	500,000	20% immediately and 20% on each of the first four anniversaries of the grant date	6 years from date of grant
Richard Artese	250,000	20% on each of the first five anniversaries of the grant date	6 years from date of grant
Keith Wesp	175,000	20% on each of the first five anniversaries of the grant date	6 years from date of grant

Name	Shares	Vesting Schedule	Expiration
Douglas Glenn	150,000	20% on each of the first five anniversaries of the grant date	6 years from date of grant
Robert Crabb	100,000	20% on each of the first five anniversaries of the grant date	6 years from date of grant

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have an exclusive private label/marketing agreement with Telkonet pursuant to which we will purchase from Telkonet a private label powerline communications product that will allow us to provide powerline internet connectivity to the small and medium size business community and the residential marketplace. The Telkonet products marketed by us under the trade name Geek Link System will enable us to deliver state of the art networking connectivity, virtually eliminating the need to pull additional Cat 5 cable in office buildings and homes. The Geek Link System will be sold to customers through our existing network of franchisees. It is our intent to hire additional sales representatives and technicians to market, among other things, Geek Link System products in metropolitan areas outside of our present foot print of 33 cities throughout the United States.

On October 2, 2007, Telkonet, Geeks On Call and certain stockholders of ours entered into an agreement whereby Telkonet acquired 1,160,043.435 shares of our common stock from existing stockholders. Mr. Ronald W. Pickett and Mr. Robert P. Crabb, who each became members of our board of directors upon consummation of the Merger, are the former Chief Executive Officer and Secretary, respectively, of Telkonet. Mr. Pickett is the current Vice Chairman of Telkonet. The aggregate purchase price for the shares acquired by Telkonet is $4,500,000, which was payable, at Telkonet’s option, through delivery to the selling stockholders of cash, Telkonet common stock or a combination thereof. The purchase price was paid in shares of Telkonet common stock based upon the average closing price of Telkonet on the American Stock Exchange during the 10 trading days immediately preceding closing. Messrs. Cole, Weathers and Glenn are among the stockholders who sold shares of common stock to Telkonet and received a portion of the aggregate purchase price. Messrs. Cole, Weathers and Glenn received $577,500, $2,075,600 and $285,447 of the aggregate purchase price, respectively.

Prior to the consummation of the Merger, the outstanding shares of  Geeks On Call's  preferred stock converted into shares of Geeks On Call's common stock. All of the outstanding shares of Geeks On Call's Series B and Series C preferred stock were held by RTC Investments, LLC, a Virginia limited liability company (“RTC”). James and Michelle Weathers, are the majority members of RTC. Mr. Weathers is also one of our directors. Richard Cole, our co-founder, Chairman and Chief Executive Officer, is the Managing Member of RTC. Frank Santoro, a former Director of ours, is also a member of RTC.

InovaOne Studios, Inc. (“InovaOne”), owned by Steve Sanford, recently completed a strategic study for us which resulted in our rebranding efforts; however, InovaOne’s work for us was completed before Mr. Sanford was elected to our board.

On February 8, 2008, we entered into a consulting agreement with Douglas Glenn, a member of our board of directors. The term of the agreement is two years. Mr. Glenn receives an annual consulting fee of $50,000, which is payable in monthly installments. In the event we undergo a change of control, the aggregate balance of consulting fee will become immediately due and payable.

Mr. Glenn also received, immediately upon the consummation of the Merger, 150,000 options with a six year term. Twenty percent of the options will vest on each of the first five anniversaries of the date of grant. The options have an exercise price of $1.00 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of July 2, 2008 by:

•	each person or entity known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of the executive officers named in the Summary Compensation Table above; and

•	all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of our common stock. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o 814 Kempsville Road, Suite 106, Norfolk, Virginia 23502. Shares of our common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of July 2, 2008, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options and warrants, but are not deemed outstanding for computing the percentage of any other stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)

5% Owners :

RTC Investments, LLC (2)	2,777,249	20.8%

Telkonet, Inc. (3)	2,454,500	18.4%

Executive Officers and Directors :

Richard T. Cole (2)(4)	970,071	7.1%

Ronald W. Pickett (3)(5)	100,000	*

James Weathers (2)	-	-

Jim Johnsen (2)	-	-

Steve Sanford (2)	-	-

Robert P. Crabb	-	-

Richard Artese (6)	4,761	*

Keith Wesp (7)	-	-

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)

Douglas Glenn	-	-

All executive officers and directors as a group (nine persons) (2)(3)(4)(5)(6)(7)	1,074,832	7.8%

*Represents less than 1%.

(1)	Based on 13,338,686 shares of our common stock outstanding on July 2, 2008.
(2)
Messrs. Cole, Weathers, Sanford and Johnsen own 8.33%, 44.68%, 3.90%, 2.77%, respectively, of RTC Investments, LLC (“RTC”). None of the shares held by RTC are included in the ownership numbers of Messrs. Cole, Weathers, Sanford and Johnsen elsewhere on this table.

(3)	Mr. Pickett is the former Chief Executive Officer of Telkonet, Inc., and is currently the Vice Chairman of Telkonet, Inc.’s board of directors.
(4)
Includes options to acquire 200,000 shares of our common stock that vested immediately upon consummation of the Merger. Does not include options to acquire 800,000 shares of our common stock that are not currently exercisable or exercisable within 60 days.

(5)
Includes options to acquire 100,000 shares of our common stock that vested immediately upon consummation of the Merger. Does not include options to acquire 400,000 shares of our common stock that are not currently exercisable or exercisable within 60 days.

(6)	Does not include options to acquire 250,000 shares of our common stock which are not currently exercisable or exercisable within 60 days.
(7)	Does not include options to acquire 175,000 shares of our common stock which are not currently exercisable or exercisable within 60 days.

Changes of Control

Pursuant to the terms of our employment agreements with Messrs. Cole, Artese and Wesp, in the event of a change of control of our company, all of their unvested stock options vest immediately. In addition, pursuant to the terms of our consulting agreement with Mr. Glenn, in the event of a change of control of our company, all of his unvested stock options vest immediately and we are obligated to pay Mr. Glenn within ten calendar days of such change of control the balance of any outstanding consulting fees even if unearned.

SELLING STOCKHOLDERS

Up to 5,767,000 shares of common stock are being offered by this prospectus, all of which are being registered for sale for the accounts of the selling security holders and include the following:

•	3,650,000 shares of common stock issued in the Private Placement;

•	1,825,000 shares of common stock issuable upon the exercise of warrants issued to investors in the Private Placement; and

•	292,000 shares of common stock issuable upon the exercise of warrants issued to the placement agent in connection with the Private Placement.

Each of the transactions by which the selling stockholders acquired their securities from us was exempt under the registration provisions of the Securities Act.

The shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. None of the selling stockholders have had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.

Beneficial ownership is determined in accordance with the rules of the SEC. Each selling stockholder’s percentage of ownership of our outstanding shares in the table below is based upon 13,338,686 shares of common stock outstanding as of July 2, 2008.

	Ownership Before Offering				After Offering(1)
Selling Stockholder	Number of shares of common stock beneficially owned		Number of Shares offered		Number of shares of common stock beneficially owned	Percentage of Common Stock Beneficially owned
Alpha Capital Anstalt (2)	375,000	(3)	375,000	(3)	0	0

John Ayres	150,000	(4)	150,000	(4)	0	0

Gerald Brauser	225,000	(5)	225,000	(5)	0	0

Brian J. Jensen Trust “B”(6)	37,500	(7)	37,500	(7)	0	0

Cranshire Capital, L.P.(8)	150,000	(4)	150,000	(4)	0	0

Arthur Donald Cross, II	37,500	(7)	37,500	(7)	0	0

	Ownership Before Offering				After Offering(1)
Selling Stockholder	Number of shares of common stock beneficially owned		Number of Shares offered		Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
William B. Cross and Virginia S. Cross	75,000	(9)	75,000	(9)	0	0

Juan Damiani	45,000	(10)	45,000	(10)	0	0

Daniel David Tompkins Separate Property Trust(11)	75,000	(9)	75,000	(9)	0	0

First Montauk Securities Corp.(12)	32,470	(13)	32,470	(13)	0	0

Harry Fox	105,000	(14)	105,000	(14)	0	0

Icon Capital Partners(15)	75,000	(9)	75,000	(9)	0	0

Charles R. and Janet B. Jackson	150,000	(4)	150,000	(4)	0	0

Jensen’s Children Trust(6)	112,500	(16)	112,500	(16)	0	0

John D. Ritofsky MDPA Profit Sharing Plan(17)	75,000	(9)	75,000	(9)	0	0

Jonathan Kamen	292,500	(18)	292,500	(18)	0	0

Robert Karsten	187,500	(19)	187,500	(19)	0	0

Michael Katz	150,000	(4)	150,000	(4)	0	0

Robert R. Kinser	300,000	(20)	300,000	(20)	0	0

Victor K. Kurylak(21)	32,470	(13)	32,470	(13)	0	0

Jonathan Kohn	300,000	(20)	300,000	(20)	0	0

Arthur Luhrs	37,500	(7)	37,500	(7)	0	0

Mara Gateway Associates, LP(22)	375,000	(3)	375,000	(3)	0	0

Ernest Pellegrino(23)	45,660	(24)	45,660	(24)	0	0

PENSCO Trust Company Custodian FBO Mark S. Litwin Roth IRA(25)	150,000	(4)	150,000	(4)	0	0

Michael D. Perry	150,000	(4)	150,000	(4)	0	0

Max Povolosky(26)	15,000	(27)	15,000	(27)	0	0

Kevin Martin(28)	81,600	(29)	81,600	(29)	0	0

	Ownership Before Offering				After Offering(1)
Selling Stockholder	Number of shares of common stock beneficially owned		Number of Shares offered		Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
Monarch Capital Fund Ltd.(30)	150,000	(4)	150,000	(4)

John P. Morbeck	37,500	(7)	37,500	(7)	0	0

NFS/MTC Rollover IRA, FBO Michael L. Peterson(31)	150,000	(4)	150,000	(4)	0	0

Brian J. Peschel	37,500	(7)	37,500	(7)	0	0

Pharaoh Limited(32)	300,000	(20)	300,000	(20)	0	0

Sandor Capital Master Fund, L.P.(33)	750,000	(34)	750,000	(34)	0	0

Sebastian J. Lentini IRA Rollover(35)	75,000	(9)	75,000	(9)	0	0

Jill M. Schreck	37,500	(7)	37,500	(7)	0	0

Elizabeth Sjursen	37,500	(7)	37,500	(7)	0	0

Jack Steele	75,000	(9)	75,000	(9)	0	0

Unity Capital(36)	75,000	(9)	75,000	(9)	0	0

Daniel J. Walsh(37)	81,600	(29)	81,600	(29)	0	0

Walter Bilofsky, Trust of the Eight Family Trust U/T/A DTD 11/8/99(38)	75,000	(9)	75,000	(9)	0	0

Yitzchak Weitman(39)	3,200	(40)	3,200	(40)	0	0

Jose Zajac	45,000	(10)	45,000	(10)	0	0

(1)
Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) no other shares of our common stock are acquired or sold by the selling stockholders prior to completion of this offering. However, the selling stockholders may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our common stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144. To our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering or otherwise.

(2)	Konrad Ackerman, as chief executive officer, has voting and dispositive power over these securities.

(3)	Includes currently exercisable warrants to purchase 125,000 shares of our common stock at an exercise price of $1.50 per share.

(4)	Includes currently exercisable warrants to purchase 50,000 shares of our common stock at an exercise price of $1.50 per share.

(5)	Includes currently exercisable warrants to purchase 75,000 shares of our common stock at an exercise price of $1.50 per share.

(6)	C. James Jensen, as trustee, has voting and dispositive power over these securities.

(7)	Includes currently exercisable warrants to purchase 12,500 shares of our common stock at an exercise price of $1.50 per share.

(8)
Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P. (“Cranshire”) and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin, President of Downsview, has voting control over Downsview. As a result, each of Mr. Kopin, Downsview and Cranshire may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares owned by Cranshire which are being registered hereunder.

(9)	Includes currently exercisable warrants to purchase 25,000 shares of our common stock at an exercise price of $1.50 per share.

(10)	Includes currently exercisable warrants to purchase 15,000 shares of our common stock at an exercise price of $1.50 per share.

(11)	Daniel Tompkins, as trustee, has voting and dispositive power over these securities.

(12)
Victor K. Kurylak as president and chief  executive officer, has voting and dispositive power over these securities. First Montauk Securities Corp. is a registered broker-dealer and may be deemed an underwriter.

(13)	Represents currently exercisable warrants to purchase 32,470 shares of our common stock at an exercise price of $1.50 per share.

(14)	Includes currently exercisable warrants to purchase 35,000 shares of our common stock at an exercise price of $1.50 per share.

(15)	Adam Cabibi, as partner, has voting and dispositive power over these securities.

(16)	Includes currently exercisable warrants to purchase 37,500 shares of our common stock at an exercise price of $1.50 per share.

(17)	John D. Ritofsky, as trustee, has voting and dispositive power over these securities.

(18)	Includes currently exercisable warrants to purchase 97,500 shares of our common stock at an exercise price of $1.50 per share.

(19)	Includes currently exercisable warrants to purchase 62,500 shares of our common stock at an exercise price of $1.50 per share.

(20)	Includes currently exercisable warrants to purchase 100,000 shares of our common stock at an exercise price of $1.50 per share.

(21)
Victor K. Kurylak is an affiliate of First Montauk Securities Corp. These securities were transferred to Mr. Kurylak by First Montauk Securities Corp. in the ordinary course of business, and at the time of the transfer, Mr. Kurylak had no agreements or understandings directly or indirectly with any person to distribute or vote the shares of common stock underlying the warrants.

(22)	Lisa Clark, as authorized signatory, has voting and dispositive power over these securities.

(23)
Ernest Pellegrino is an affiliate of First Montauk Securities Corp. These securities were transferred to Mr. Pellegrino by First Montauk Securities Corp. in the ordinary course of business, and at the time of the transfer, Mr. Pellegrino had no agreements or understandings directly or indirectly with any person to distribute or vote the shares of common stock underlying the warrants.

(24)	Includes currently exercisable warrants to purchase 45,660 shares of our common stock at an exercise price of $1.50 per share.

(25)	Mark S. Litwin, as trustee, has voting and dispositive power over these securities.

(26)
Max Povolosky is an affiliate of First Montauk Securities Corp. These securities were transferred to Mr. Povolosky by First Montauk Securities Corp. in the ordinary course of business, and at the time of the transfer, Mr. Povolosky had no agreements or understandings directly or indirectly with any person to distribute or vote the shares of common stock underlying the warrants.

(27)	Represents currently exercisable warrants to purchase 15,000 shares of our common stock at an exercise price of $1.50 per share.

(28)
Kevin Martin is an affiliate of First Montauk Securities Corp. These securities were transferred to Mr. Martin by First Montauk Securities Corp. in the ordinary course of business, and at the time of the transfer, Mr. Martin had no agreements or understandings directly or indirectly with any person to distribute or vote the shares of common stock underlying the warrants.

(29)	Represents currently exercisable warrants to purchase 81,600 shares of our common stock at an exercise price of $1.50 per share.

(30)
Thomas Van Pouke is a director of Navigator Management Ltd., the investment manager of Monarch Capital Fund Ltd. and, in such capacity, may be deemed to have voting and dispositive power over these securities.

(31)	Michael Peterson, as beneficiary, has voting and dispositive power over these securities.

(32)	Matthias Belz and Peza Brown, as executive officers, have voting and dispositive power over these securities.

(33)	John S. Lemark, as manager, has voting and dispositive power over these securities.

(34)	Includes currently exercisable warrants to purchase 250,000 shares of our common stock at an exercise price of $1.50 per share.

(35)	Sebastian J. Lentini has voting and dispositive power over these securities.

(36)	Eli Schick, as partner, has voting and dispositive power over these securities.

(37)
Daniel J. Walsh is an affiliate of First Montauk Securities Corp. These securities were transferred to Mr. Walsh by First Montauk Securities Corp. in the ordinary course of business, and at the time of the transfer, Mr. Walsh had no agreements or understandings directly or indirectly with any person to distribute the shares of common stock underlying the warrants.

(38)	Walter Bilofsky, as trustee, has voting and dispositive power over these securities.

(39)
Yitzchak Weitman is an affiliate of First Montauk Securities Corp. These securities were transferred to Mr. Weitman by First Montauk Securities Corp. in the ordinary course of business, and at the time of the transfer, Mr. Weitman had no agreements or understandings directly or indirectly with any person to distribute the shares of common stock underlying the warrants.

(40)	Represents currently exercisable warrants to purchase 3,200 shares of our common stock at an exercise price of $1.50 per share.

DESCRIPTION OF SECURITIES

Authorized and Outstanding Capital Stock

We have authorized 110,000,000 shares of capital stock, par value $0.001 per share, of which 100,000,000 are shares of common stock and 10,000,000 are shares of “blank-check” preferred stock. As of July 2, 2008 we have the following issued and outstanding securities on a fully diluted basis:

•	13,338,686 shares of common stock;

•	no shares of preferred stock;

•	options to purchase an aggregate of 2,275,000 shares of common stock issued under the Plan with an exercise price of $1.00 per share; and

•
warrants to purchase 2,117,000 shares of common stock, of which (i) warrants to purchase 1,825,000 shares of common stock were issued to investors in the Private Placement at an exercise price of $1.50 per share and (ii) warrants to purchase 292,000 shares of common stock were issued to First Montauk Securities Corp. in connection with the Private Placement.

Common Stock

We are authorized to issue 100,000,000 shares of common stock. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Except as otherwise provided by law, and subject to any voting rights granted to holders of any preferred stock, amendments to our Certificate of Incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock created by the board of directors from time to time, the holders of common stock will be entitled to such cash dividends as may be declared, if any, by the board of directors from funds available. Subject to any preferential rights of any outstanding series of preferred stock, upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to receive pro rata all assets available for distribution to such holders.

For a period of 12 months from the effectiveness of the registration statement of which this prospectus forms a part, the investors will have a right to participate in any future financings contemplated by us, subject to customary exceptions.

Our common stock is quoted on the OTC Bulletin Board under the trading symbol “GOCH.”

Preferred Stock

We are authorized to issue 10,000,000 shares of “blank check” preferred stock, none of which as of the date hereof is designated or outstanding. The board of directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative designation, powers, preferences and rights of the shares of any such series and the qualifications, limitations, or restrictions or any unissued series of preferred stock.

Description of Options

We granted options to purchase 2,275,000 shares of our common stock to certain of our executive officers, directors and employees.  All such options were issued pursuant to the Plan and are exercisable when vested at a price of $1.00 per share.

Description of Warrants

We issued five-year warrants to purchase 1,825,000 shares of our common stock, at an exercise price of $1.50 per share to investors in the Private Placement, and we also issued a five year warrant to the First Montauk Securities Corp. to purchase an aggregate of 292,000 shares of our common stock, at an initial cash exercise price of $1.50 per share, in connection with its efforts as a placement agent in connection with the Private Placement.

The warrants contain provisions that protect the holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events. The warrants contain a provision for “cashless exercise” in the event that we are not in material compliance with our registration obligations set forth on Exhibit A to the Subscription Agreement entered into with the investors in the Private Placement. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we may, in our discretion, upon exercise, round up to the nearest whole number the number of shares of our common stock to be issued to the warrant holder or otherwise equitably adjust the number of shares and/or exercise price per share.

Registration Rights

We have agreed to file a “resale” registration statement with the SEC covering all shares of common stock included within the units sold in the Private Placement and all shares of common stock underlying the warrants included in the units, on or before April 21, 2008. We initially filed this “resale” registration statement on April 18, 2008. The “resale” registration statement  was declared effective by the SEC on July 9, 2008. We will maintain the effectiveness of the “resale” registration statement unless all securities have been sold or are otherwise able to be sold without volume limitation pursuant to Rule 144, at which time exempt sales may be permitted for purchasers of the units. We may register other shares of our presently outstanding common stock beginning December 6, 2008.

In addition, we have granted piggyback registration rights to the Placement Agent with respect to the shares of common stock underlying the Placement Agent Warrants.

Future Stock Issuances

Pursuant to the Subscription Agreement from the Private Placement, until July 9, 2009, should we issue or sell any shares of any class of common stock or any warrants or other convertible security pursuant to which shares of any class of our common stock may be acquired at a price less than $1.00 per share, subject to certain exemptions, we shall promptly issue additional shares to each investor in the Private Placement in an amount sufficient that the subscription price paid in the Private Placement, when divided by the total number of shares issued, will result in an actual price paid by each investor per share equal to such lower price.

Lock-up Agreements

The shares of common stock issued in exchange for shares of common stock of Geeks On Call in the Merger, are subject to lock-up agreements. These lock-up agreements provide that such persons may not sell or transfer any of their shares for a period of six  months following the date we file a “resale” registration statement with the SEC that covers all of the common stock included within the units sold in the Private Placement (including the shares of common stock underlying the warrants) without the consent of the Placement Agent, with the exception of contributions made to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code or in privately negotiated sales to persons who agree, in writing, to be bound to the terms of the lock-up agreements.

Transfer Agent

Our transfer agent is Island Stock Transfer, 100 Second Ave South, Suite 104N, St. Petersburg, Florida 33701.

Changes in and Disagreements with Accountants

Effective as of February 8, 2008, we dismissed Davis Accounting Group, P.C. (“Davis”) as our independent accountants. Davis had previously been engaged as the principal accountant to audit our financial statements. The reason for the dismissal of Davis is that, following the consummation of the Merger on February 8, 2008 (i) the former stockholders of Geeks On Call owned a majority of the outstanding shares of our common stock and (ii) our primary business unit became the business previously conducted by Geeks On Call. The independent registered public accountant of Geeks On Call was the firm of RBSM, LLP, (“RBSM”). We believe that it is in our best interest to have RBSM continue to work with our business, and we therefore retained RBSM as our new independent registered public accounting firm, effective as of February 8, 2008. RBSM is located at 5 West 37th Street, 9th Floor, New York, NY 10018.

The report of Davis on our financial statements for all periods prior to February 8, 2008 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern.

From our inception through February 8, 2008, there were no disagreements with Davis on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Davis, would have caused it to make reference to the matter in connection with its reports.

As of February 8, 2008, RBSM was engaged as our new independent registered public accounting firm. The appointment of RBSM was approved by our board of directors. During our two most recent fiscal years and the subsequent interim periods through February 8, 2008 (the date of engagement of RBSM), we did not consult RBSM regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as we will be, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

We also have director and officer indemnification agreements with each of our executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

Certain provisions of our Bylaws are intended to strengthen the board’s position in the event of a hostile takeover attempt. These provisions have the following effects:

•
they provide that only business brought before an annual meeting by the board or by a stockholder who complies with the procedures set forth in the Bylaws may be transacted at an annual meeting of stockholders; and

•	they provide for advance notice or certain stockholder actions, such as the nomination of directors and stockholder proposals.

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the over-the-counter market or any other stock exchange, market or trading facility on which the shares are traded, or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

First Montauk Securities Corp., is a registered broker dealer and FINRA member firm and listed as a selling shareholder in this prospectus. First Montauk Securities Corp. served as placement agent in our recently completed Private Placement offering, and received, in addition to cash commissions and reimbursement of certain expenses, warrants to purchase an aggregate of 292,000 shares of our common stock with an exercise price of $1.50 per share. The registration statement of which this Prospectus forms a part includes the shares of common stock underlying the warrants held by First Montauk Securities Corp. and certain associated persons. The SEC has indicated that it is their position that any broker dealer firm which is a selling shareholder is deemed an underwriter and therefore First Montauk Securities Corp. may be deemed an underwriter with respect to the securities being sold by it.

Of the total of 292,000 warrants held by First Montauk Securities Corp. (or its associated persons as listed in the selling shareholder table), 240,000 were received in connection with a Private Placement completed on February 8, 2008 and the remainder were received in connection with our most recent financing completed on February 22, 2008. The 292,000 warrants held by First Montauk Securities Corp. expire on February 8, 2013. The 292,000 shares of common stock issued or issuable upon conversion of placement agent warrants received by First Montauk Securities Corp. (or its assignees as indicated in the selling shareholder table) are restricted from sale, transfer, assignment, pledge or hypothecation or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the Registration Statement of which this prospectus forms a part except transfers of the warrants to officers or partners of First Montauk Securities Corp. as allowed under FINRA Rule 2710 (g)(1) and (2).

First Montauk Securities Corp. has indicated to us its willingness to act as selling agent on behalf of certain of the selling shareholders named in the Prospectus under “Selling Shareholders”. that purchased our privately placed securities. All shares sold, if any, on behalf of selling shareholders by First Montauk Securities Corp. would be in transactions executed by First Montauk Securities Corp. on an agency basis and commissions charged to its customers in connection with each transaction shall not exceed a maximum of 4.5% of the gross proceeds. First Montauk Securities Corp. does not have an underwriting agreement with us and/or the selling shareholders and no selling shareholders are required to execute transactions through First Montauk Securities Corp. Further, other than their existing brokerage relationship as customers with First Montauk Securities Corp., no selling shareholder has any pre-arranged agreement, written or otherwise, with First Montauk Securities Corp. to sell their securities through First Montauk Securities Corp.

FINRA Rule 2710 requires FINRA members firms (unless an exemption applies) to satisfy the filing requirements of Rule 2710 in connection with the resale, on behalf of selling shareholders, of the securities on a principal or agency basis.  FINRA Notice to Members 88-101 states that in the event a selling shareholder intends to sell any of the shares registered for resale in this Prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

•	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;
•	the complete details of how the selling shareholders shares are and will be held, including location of the particular accounts;
•
whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling shareholders, including details regarding any such transactions; and

•
in the event any of the securities offered by the selling shareholders are sold, transferred, assigned or hypothecated by any selling shareholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

FINRA has recently proposed rule changes to FINRA Rule 2710 which may, if approved, modify the requirements of its members to make filings under FINRA Rule 2710. Further, no FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 2710, in connection with the resale of the securities by the selling shareholders, which total compensation may not exceed 8%.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this Prospectus available to the selling shareholders for the purpose of satisfying the Prospectus delivery requirements of the Securities Act.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL MATTERS

Haynes and Boone, LLP, New York, New York, will pass upon the validity of the shares of our common stock offered by us pursuant to this prospectus.

EXPERTS

The financial statements as of August 31, 2007 and for the years ended August 31, 2007 and 2006 included in this prospectus have been audited by RBSM LLP, independent registered public accounting firm, as stated in their report appearing elsewhere herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that we are offering in this prospectus.

We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. In addition, through our website, http://www.geeksoncall.com, you can access electronic copies of documents we file with the SEC, including our Annual Report on Form 10-KSB, our Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. Access to those electronic filings is available as soon as practicable after filing with the SEC. You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: Richard T. Cole, Geeks On Call Holdings Inc., 814 Kempsville Road, Suite 106, Norfolk, Virginia 23502.

GEEKS ON CALL HOLDINGS, INC.
INDEX TO FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS FOR FISCAL YEARS END AUGUST 31, 2007 AND 2006

Page

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets at August 31, 2007 and 2006	F-3

Statements of Operations for the years ended August 31, 2007 and 2006	F-4

Statement of Stockholders' (Deficit) Equity for the years ended August 31, 2007 and 2006	F-5

Statements of Cash Flows for the years ended August 31, 2007 and 2006	F-6

Notes to Financial Statements	F-7 to F-19

UNAUDITED FINANCIAL STATEMENTS FOR FISCAL QUARTER ENDED FEBRUARY 29, 2008

Condensed Consolidated Balance Sheets at February 29, 2008 and August 31, 2007	F-20

Condensed Consolidated Statements of Operations for the three and six months ended February 29, 2008 and February 28, 2007	F-21

Condensed Consolidated Statements of Stockholders' Equity (Deficit) for the year ended August 31, 2007 and six months ended February 29, 2008	F-22

Condensed Consolidated Statements of Cash Flows for the six months ended February 29, 2008 and February 28, 2007	F-23

Notes to Unaudited Condensed Financial Information	F-24 to F-38

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Geeks on Call America, Inc.

We have audited the accompanying balance sheets of Geeks on Call America, Inc. (a Virginia corporation)  (the “Company”) as of August 31, 2007 and 2006 and the related statements of operations, stockholders’ (deficit) equity, and cash flows for each of the two years in the period ended August 31, 2007.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We have conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Geeks on Call America, Inc. as of August 31, 2007 and 2006, and the results of its operations and its cash flows for each of the two years in the period ended August 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the accompanying financial statements, the Company has suffered recurring losses and is experiencing difficulty in generating sufficient cash flow to meet its obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP
New York, New York
November 30, 2007 except for Note 15 as
to which the date is December 20, 2007

GEEKS ON CALL AMERICA, INC.
BALANCE SHEETS
AUGUST 31, 2007 AND 2006

	2007	2006

ASSETS

Current assets:
Cash and cash equivalents	$280,846	$667,856
Accounts receivable, net of allowance for doubtful accounts of $15,893 and $13,031, respectively (Note 1)	248,091	253,455
Notes receivable, current portion (Note 3)	145,892	17,822
Investments (Note 1)	-	43,239
Prepaid expenses and other current assets (Note 4)	255,402	195,461
Total current assets	930,231	1,177,833

Property and equipment, net (Note 5)	483,857	591,608

Other assets:
Deposits	1,784	1,784
Notes receivable, long term portion (Note 3)	406,999	33,694
Trademarks, net (Note 6)	8,600	9,556
Total other assets	417,383	45,034

Total Assets	1,831,471	1,814,475

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities:
Accounts payable and accrued liabilities (Note 7)	1,142,087	685,382
Line of credit (Note 8)	200,000	200,000
Obligation under capital lease, current portion (Note 9)	53,909	53,909
Deferred franchise and initial advertising fees (Note 1)	271,450	204,301
Total current liabilities	1,667,446	1,143,592

Long-term liabilities:
Obligation under capital lease, long term portion (Note 9)	53,909	107,818
Shares subject to mandatory redemption (Note 12)	685,000	-
Deferred rent expense	50,914	50,827
Total liabilities	2,457,269	1,302,237

Commitments and Contingencies (Note 11)

STOCKHOLDERS' (DEFICIT) EQUITY (Note 13)
Preferred stock Class B, no par value; authorized 167,130 shares; issued and outstanding as of August 31, 2007 and 2006: 160,404 shares	2,152,417	1,979,661
Preferred stock Class C, no par value; authorized 128,870 shares; issued and outstanding as of August 31, 2007 and 2006: 119,784 shares	741,291	674,212
Common stock, no par value; authorized 5,000,000 shares, issued and outstanding as of August 31, 2007 and 2006: 2,224,710 and 2,222,786 shares, respectively	-	-
Additional paid-in capital	1,851,153	1,841,535
Accumulated deficit	(5,370,659)	(3,983,170)
Total stockholders' (deficit) equity	(625,798)	512,238

Total liabilities and stockholders' (deficit) equity	$1,831,471	$1,814,475

The accompanying notes are an integral part of these financial statements.

GEEKS ON CALL AMERICA, INC.
STATEMENTS OF OPERATIONS
YEARS ENDED AUGUST 31, 2007 AND 2006

	2007	2006
REVENUES:
Franchise, area developer and initial advertising fees	$1,210,770	$1,827,287
Royalties and advertising fees	5,840,221	6,203,505
Other	56,863	39,092
Total revenue	7,107,854	8,069,884

OPERATING EXPENSES:
Selling, general and administrative expenses	4,035,662	4,699,082
Advertising expense	3,993,017	4,753,333
Depreciation and amortization	170,535	192,785
Total operating expenses	8,199,214	9,645,200

Loss from operations	(1,091,360)	(1,575,316)

Other income (expense):
Other income	-	3,802
Dividends on mandatorily redeemable preferred stock	(39,372)	-
Interest income (expense), net	(16,922)	3,987

Net loss before provision for income taxes	(1,147,654)	(1,567,527)

Income taxes (benefit)	-	-

NET LOSS	(1,147,654)	(1,567,527)

Preferred stock dividend	239,835	184,382

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(1,387,489)	$(1,751,909)

Loss per shares - basic and diluted	$(0.62)	$(0.80)

Weighted average number of common shares outstanding - basic and diluted	2,223,260	2,201,633

The accompanying notes are an integral part of these financial statements.

GEEKS ON CALL AMERICA, INC.
STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
YEARS ENDED AUGUST 31, 2007 AND 2006

	Common stock			Preferred stock, Class A			Preferred stock, Class B		Preferred stock, Class C		Additional
	Shares	Amount		Shares	Amount		Shares	Amount	Shares	Amount	Paid in Capital	Accumulated Deficit	Total
Balance, September 1, 2005	2,182,752	$	-	-	$	-	167,130	$1,948,361	-	$-	$1,405,271	$(2,231,261)	$1,122,371

Issuance of common stock to employees	3,524		-	-		-	-	-	-	-	35,244	-	35,244

Sale of common and preferred stock	43,500		-	-		-	-	-	119,784	666,000	415,000	-	1,081,000

Preferred stock dividend	-		-	-		-	-	176,170	-	8,212	-	(184,382)	-

Redemption of common and preferred stock	(6,990)		-	-		-	(6,726)	(144,870)	-	-	(13,980)	-	(158,850)

Net loss	-		-	-		-	-	-	-	-	-	(1,567,527)	(1,567,527)
Balance, August 31, 2006	2,222,786		-	-		-	160,404	1,979,661	119,784	674,212	1,841,535	(3,983,170)	512,238

Issuance of common stock to employees	1,924		-	-		-	-	-	-	-	9,618	-	9,618

Preferred stock dividend	-		-	-		-	-	172,756	-	67,079	-	(239,835)	-

Net loss	-		-	-		-	-	-	-	-	-	(1,147,654)	(1,147,654)

Balance, August 31, 2007	2,224,710		$-	-		$-	160,404	$2,152,417	119,784	$741,291	$1,851,153	$(5,370,659)	$(625,798)

The accompanying notes are an integral part of these financial statements.

GEEKS ON CALL AMERICA, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED AUGUST 31, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,147,654)	$(1,567,527)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	170,535	192,785
Bad debt expense	68,729	18,419
Compensation expense for stock issued to employees	9,618	35,244
Loss on sale of equipment	-	3,750
Changes operating in assets and liabilities:
Accounts receivable	(63,365)	(84,054)
Prepaid expenses and other current assets	(59,941)	(30,343)
Deposits and other assets	-	3,702
Accounts payable and accrued liabilities	456,705	61,510
Deferred franchise fees	67,149	(110,279)
Deferred rent expense	87	24,783
Net cash used in operating activities	(498,137)	(1,452,010)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of investments	43,239	-
Purchase of investments	-	(2,059)
Issuance (repayments) of loans to franchisees and others, net	(501,375)	27,423
Purchase of plant and equipment	(61,828)	(125,142)
Net cash used in investing activities	(519,964)	(99,778)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of capital lease obligation	(53,909)	(30,540)
Proceeds from issuance of shares subject to mandatory redemption	685,000	415,000
Redemption of common and preferred stock	-	(158,850)
Proceeds from line of credit	-	200,000
Proceeds from issuance of preferred stock, net	-	666,000
Net cash provided by financing activities	631,091	1,091,610

Net decrease in cash and cash equivalents	(387,010)	(460,178)
Cash and cash equivalents, beginning of year	667,856	1,128,034

Cash and cash equivalents, end of year	$280,846	$667,856

Supplement schedule of cash flow information
Interest paid	$17,963	$12,868
Income taxes paid	$-	$-

Supplemental schedule of non cash investing activity:
Equipment acquired under capital lease	$-	$192,267

The accompanying notes are an integral part of these financial statements.

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business and Basis of Presentation

Geeks On Call America, Inc (the "Company") was incorporated on June 11, 2001 under the laws of the State of Virginia (see Note 15).  The Company provides quick-response, on-site computer solutions and telephone technical support (including services, on-going, support and training) primarily to small to medium business enterprises and residential computer users in the United States.  On-site solutions are provided through a network of independent franchised service providers, known as “Geeks” conducting business under the trade names 1 800 905 GEEK and Geeks On Call®. While the Company has generated revenues from its franchise operations, the Company has incurred expenses, and sustained losses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. As of the fiscal year ended August 31, 2007, the Company has accumulated losses of $5,370,659 and stockholders’ deficit of $625,798

Revenue Recognition

The Company accounts for revenue under the guidance provided by SFAS No. 45,“Accounting for Franchise Fee Revenue (as amended)” and EITF 00-21, “Revenue Arrangements With Multiple Deliverables”.

Franchise fee revenue is recognized when (i) all material obligations of the Company to prepare the franchisee for operations have been substantially completed; and (ii) all material initial services to be provided by the Company have been performed, with an appropriate provision for estimated uncollectible amounts. Obligations to prepare the franchisee for operations are substantially completed upon the completion by the franchisee of the Company’s training program.

There are no other material conditions or commitments or obligations that exist related to the determination of substantial performance or substantial completion of the franchise agreement.

Area Development Fees

Area developer sales, wherein the Company sells the rights to develop a territory or market, are nonrefundable fees recognized as revenue upon signature of the Area Development Agreement and substantial completion of all of the Company’s obligations associated with the opening of the first franchise under the agreement have been met. Substantial completion includes, but is not limited to, conducting market and trade area analysis, a meeting with the Company’s Executive Team, and performing potential franchise background investigation, all of which are completed prior to our execution of the Area Development Agreement and receipt of the corresponding area development fee. As a result, the Company recognizes this fee in full upon receipt and with the opening of the first franchise under the Area Development Agreement.

No additional substantive services required after the first franchise is opened under the Area Development Agreement.

Advertising and Royalty Fees

Initial advertising fees are recognized when the territory is open and the related advertising has been performed. Ongoing royalties and advertising fees are recognized currently as the franchised territory generates sales and ongoing advertising is performed.

Repossessed Franchises

From time to time the Company may recover franchise rights through repossession if a franchisee decides not to open a franchise. If, for any reason, the Company refunds the consideration received, the original sale is canceled, and revenue previously recognized is accounted for as a reduction in revenue in the period the franchise is repossessed. If franchise rights are repossessed but no refund is made (a) the transaction is not regarded as a sale cancellation, (b) no adjustment is made to any previously recognized revenue, (c) any estimated uncollectible amounts resulting from unpaid receivables is provided for, and (d) any consideration retained for which revenue was not previously recognized is reported as revenue.

Deferred Franchise Fees

The Company may receive all or part of the initial franchise or advertising fee prior to the execution of the franchise agreement of completion of the earnings process.  These amounts are classified as deferred revenue until the fee qualifies to be recognized as revenue or is refunded.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents. The Company had $280,846 and $667,856 in cash and cash equivalents at August 31, 2007 and 2006, respectively.

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Allowance for doubtful accounts

The Company periodically reviews its trade and notes receivables in determining its allowance for doubtful accounts. As of August 31, 2007 and 2006, allowance for doubtful accounts balance for trade receivables was $15,893 and $13,031, respectively.  There was no allowance for doubtful accounts for the notes receivable as of August 31, 2007 and 2006 as they are deemed fully collectible.

Investments

The Company determines the appropriate classification of marketable debt and equity securities at the time of purchase and re-evaluates such designation as of each balance sheet date.  At August 31, 2006, the Company’s investments consisted of certificates of deposit classified as held-to-maturity and are carried at their face value, which was equivalent to their face value.  The Company redeemed all of these certificates of deposit at their maturity dates during 2007.

Inventories

Inventories, totaling $69,453 and $79,875 as of August 31, 2007 and 2006, respectively are stated at the lower of cost (first in, first out) or net realizable value, and consist primarily of business forms, marketing and promotional supplies for sale to the Company’s franchisees.  Inventories are included in prepaid expenses and other current assets in the accompanying balance sheets.

Concentration of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents, trade receivable and notes receivable.  The Company keeps its cash and temporary cash investments with high credit quality institutions.  At times, such investments may be in excess of the FDIC insurance limit.

Property and Equipment

Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method as follows:

Office furniture and equipment	10 years
Computer equipment	5 years
Vehicles	5 years
Software	3 years
Leasehold improvements	lesser of lease terms or 7 years

Expenditures for repairs and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations. Management periodically reviews the carrying value of its property and equipment for impairment. The property and equipment had not incurred any impairment loss at August 31, 2007 and 2006.

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.  The Company charged to operations $3,993,017 and $4,753,333 as advertising costs for the years ended August 31, 2007 and 2006, respectively.

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-Lived Assets

The Company follows Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”). SFAS No. 144 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted discounted cash flows. Should impairment in value be indicated, the carrying value of the long-lived assets and certain identifiable intangibles will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset.  SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less disposal costs.

Stock Based Compensation

On December 16, 2004, the FASB issued FASB SFAS No. 123(R) (revised 2004), “Share-Based Payment” which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS No. 123(R) supersedes APB opinion No. 25, “Accounting for Stock Issued to Employees”, and amends SFAS No. 95, “Statement of Cash Flows”. Generally, the approach in SFAS No. 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. The effective date for our application of SFAS No. 123(R) is September 1, 2006. Management has elected to apply SFAS No. 123(R) commencing on that date.

There were no grants of employee options during the years ended August 31, 2007 and 2006. There were no unvested options outstanding as of the date of adoption of SFAS No. 123(R).

Segment reporting

The Company adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information (“SFAS 131”). SFAS establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The information disclosed herein, materially represents all of the financial information related to the Company's principal operating segment.

Income taxes

The Company follows SFAS No. 109, “Accounting for Income Taxes” (SFAS No. 109) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Loss per share

In accordance with SFAS No. 128, “Earnings per Share”, the basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding.  Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding as if the potential common shares had been issued and if the additional common shares were dilutive.  Common equivalent shares are excluded from the computation of the diluted loss per share as their effect would be anti-dilutive.

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loss per share (continued)

The following common stock equivalents were excluded from the calculation of the diluted loss per share for the years ended August 31, 2007 and 2006 since the effect would have been anti-dilutive:

	August 31, 2007	August 31, 2006
Stock options for common stock	-0-	-0-
Class B preferred stock, if converted	930,938	930,938
Class C preferred stock, if converted	292,778	292,778
Total	1,223,716	1,223,716

Recent accounting pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for certain Hybrid Financial Instruments an amendment of FASB Statements No. 133 and 140” (“SFAS No. 155”) .  SFAS No. 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The SFAS No. 155 did not have a material impact on the Company’s financial position, results of operations or cash flows.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140” (“SFAS No. 156”). SFAS No. 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. SFAS No.156 did not have a material impact on the Company's financial position, results of operations or cash flows.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for uncertainty in Income Taxes” (“FIN No. 48”). FIN No. 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS No. 5, “ Accounting for Contingencies”. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company has not yet evaluated the impact of adopting FIN No. 48 on the Company’s financial position, results of operations or cash flows.

In September 2006, FASB issued its SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. SFAS No.157 applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, SFAS No. 157 does not require any new fair value measurements. However, for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company does not expect adoption of this standard will have a material impact on its financial position, results of operations or cash flows.

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements (continued)

In September 2006 the FASB issued its SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R)” (“SFAS No. 158”). SFAS No. 158 improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. SFAS No. 158 also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006. The Company does not expect adoption of this standard will have a material impact on its financial position, results of operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, “Accounting for Registration Payment Arrangements” (“ FSP 00-19 -2”) which addresses accounting for registration payment arrangements. FSP 00-19 -2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies”. FSP 00-19 -2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to  the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company does not expect adoption of this standard will have a material impact on its financial position, results of operations or cash flows

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS No. 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS No. 159 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations" ("SFAS No. 141(R)"), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination. SFAS No. 141R is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008.  Earlier adoption is prohibited and the Company is currently evaluating the effect, if any, that the adoption will have on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interest in Consolidated Financial Statements, an amendment of ARB No. 51" (“SFAS No. 160”), which will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity within the consolidated balance sheets.  SFAS No. 160 is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008.  Earlier adoption is prohibited and the Company is currently evaluating the effect, if any, that the adoption will have on its financial position, results of operations or cash flows.

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

NOTE 2 - GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company incurred a net loss available to common stockholders of $1,387,489 and $1,751,909 (included $239,835 and $184,382 preferred stock dividends, respectively) for the year ended August 31, 2007 and 2006, respectively. Additionally, the Company has negative working capital of $737,215 and an accumulated deficit of $5,370,659 as of August 31, 2007. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company’s continued existence is dependent upon management’s ability to develop profitable operations and resolve its liquidity problems. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

The Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance that the Company will be successful in its effort to secure additional equity financing.

NOTE 3 - NOTES RECEIVABLE

Note receivables are recorded at cost, less allowance for doubtful accounts, if applicable.  Repayment of the notes receivable is dependent on the performance of the underlying franchises that collateralize the notes receivable.  An allowance, if applicable, is estimated based on a comparison of amounts due to the estimated fair value of the underlying franchise.

At August 31, 2007 and 2006, the notes receivable consists of bridge loans offered to franchises during the period which the franchise is establishing their permanent financing with a third party lender.  The notes receivable bear an interest rate of 9% per annum and are recorded at face value.  Interest is recognized over the life of the note receivable.

A summary of the notes receivable are as follows:

	August 31, 2007	August 31, 2006
Notes receivable, 9% per annum, secured by franchise	$552,891	$51,516
Less: Current portion:	(145,892)	(17,822)
Long term portion:	$406,999	$33,694

NOTE 4 - PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist primarily of advance payments for advertising with various forms of media and saleable promotional supplies or inventories as follows:

	August 31, 2007	August 31, 2006
Prepaid expenses	$185,949	$115,586
Promotional supplies or inventories	69,453	79,875
	$255,402	$195,461

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

NOTE 5 - PROPERTY AND EQUIPMENT

As of August 31, 2007 and 2006; property and equipment was comprised of the following:

	August 31, 2007	August 31, 2006
Office furniture and equipment	$349,259	$346,209
Computer equipment	355,003	352,204
Vehicles	60,885	60,885
Software	245,551	260,044
Leasehold improvements	51,267	51,267
	1,061,965	1,070,609
Less: accumulated depreciation	(578,108)	(479,001)
	$483,857	$591,608

For the years ended August 31, 2007 and 2006; depreciation expense charged to operations was $169,579 and $191,828, respectively.

NOTE 6 - TRADEMARKS

Trademarks are recorded at cost and are amortized ratably over 15 years as summarized below:

	August 31, 2007	August 31, 2006
Trademarks	$14,333	$14,333
Less accumulated amortization	(5,733)	(4,777)
	$8,600	$9,556

For the years ended August 31, 2007 and 2006, the amortization expense charged to operations was $956 and 956, respectively.

NOTE 7 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

As of August 31, 2007 and 2006, accounts payable and accrued liabilities are comprised of the following:

	August 31, 2007	August 31, 2006
Accounts payable	$970,013	$520,647
Accrued salaries and expenses	169,197	154,601
Payroll taxes payable	2,877	10,134
	$1,142,087	$685,382

NOTE 8 - LINE OF CREDIT

The Company has established a revolving bank line of credit with a financial institution.  On October 13, 2006, the line of credit was increased from $200,000 to $700,000.  The line of credit accrues interest at prime plus 0.5% interest per annum and is collateralized by inventory, accounts receivable, equipment and other instruments of the Company.  The line does not have an expiration date.

As of August 31, 2007 and 2006, the Company had $200,000 borrowed against the line of credit.

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

NOTE 9 - CAPITAL LEASES

The Company leases certain equipment under a capitalized lease with monthly payments of $5,090 due through August 1, 2009.  The following is the future minimum lease payments under the capital lease:

Year ended August 31:
2008	$61,082
2009	55,992
Total minimum lease payments	117,074
Less amount representing interest	(9,256)
Present value of minimum lease payments	107,818
Less current portion	(53,909)
Long term portion	$53,909

NOTE 10 - INCOME TAXES

The Company has adopted Financial Accounting Standard No. 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

At August 31, 2007 the Company has available for federal income tax purposes a net operating loss carryforward of approximately $ 5,300,000 expiring in the year 2026, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized. Due to significant changes in the Company’s ownership, the future use of its existing net operating losses may be limited. Components of deferred tax assets as of August 31, 2007 and 2006 are as follows:

	August 31, 2007	August 31, 2006
Deferred tax assets - non current:
Net operating loss carryforward	$1,855,000	$1,400,000
Less valuation allowance	(1,855,000)	(1,400,000)
Net deferred tax asset	$-	$-

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Operating lease commitments

The Company leases office facilities under an operating lease that expires November 30, 2012.  Additionally, the Company leases office equipment under various operating leases expiring at various dates through 2007.  Future minimum lease payments as of August 31, 2007 are as follows:

Year ended August 31,
2008	$167,848
2009	172,345
2010	177,510
2011	182,839
2012	188,323
Thereafter	48,140
Total minimum lease payments	$937,005

Rent expense charged to operations amounted to $164,654 and $186,518 for the years ended August 31, 2007 and 2006, respectively.

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

NOTE 11 - COMMITMENTS AND CONTINGENCIES (continued)

Litigation
The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.  There was no outstanding litigation as of August 31, 2007 and 2006.

NOTE 12 - SHARES SUBJECT TO MANDATORY REDEMPTION

Class D - Preferred Stock

During the year ended August 31, 2007, the Company sold an aggregate of 123,201 shares of its Class D preferred stock at an average price of $5.56 per share, mandatorily redeemable on the fifth anniversary from the date of issuance at market value of the Company multiplied by the put fraction as described in the Articles of Incorporation.  The put fraction numerator is the number of shares of common stock the Class D - Preferred stock is convertible into and the denominator is the sum of these shares plus the then outstanding common stock.

The Class D - Preferred Stock is not convertible into common stock or any other equity instrument of the Company (See Note 13) except as noted above and carries voting rights and is entitled to receive, when and as declared by the board of directors, cumulative annual dividends at an annual rate of $0.56 per share and is fully participating with any dividends declared or paid in respect to common stock.  The dividends accumulate and accrue on a day to day basis whether or not earned or declared.  Unless all accumulative dividends of Class D - Preferred stock for all past and current dividend periods have been paid or declared, no dividends other than a dividend solely in common stock will be paid or declared by the Company.  The Company cannot sell, redeem or acquire shares of its common stock or Class D - Preferred stock unless all cumulative dividends of Class D preferred stock have been paid or declared.

Class D - Preferred stock has a liquidation value of $685,000 and $-0- plus any accrued and unpaid dividends of $39,372 and $-0- as of August 31, 2007 and 2006, respectively.  The Company has properly classified the Class D - Preferred stock as liabilities at August 31, 2007 because these instruments embody obligations to repurchase the Company’s equity shares that require the Company to settle by transferring its assets at the holders’ option not the issuer’s option.

NOTE 13 - STOCKHOLDERS’ EQUITY

Preferred stock

The Company is authorized four classes of preferred stock: Class A has 200,000 authorized shares; Class B has 167,130 authorized shares; Class C has 128,870 authorized shares and Class D has 179,860 authorized shares (See Note 12 above).  All classes have no par value.

Class A - Preferred stock

Class A - Preferred stock does not carry voting rights and is redeemable upon demand at the original purchase price plus any accrued dividends.  Each share is convertible by the holder into one share of common stock after a holding period of one year.  As of May 6, 2004; all outstanding shares of Class A - Preferred stock were converted into common shares.

Class B - Preferred stock

Class B - Preferred stock carries voting rights and is entitled to receive, when and as declared by the board of directors, cumulative annual dividends at an annual rate of $1.077 per share.  The dividends accumulate and accrue on a day to day basis whether or not earned or declared.  Unless all accumulative dividends of Class B - Preferred stock for all past and current dividend periods have been paid or declared, no dividends other than a dividend solely in common stock will be paid or declared by the Company.  The Company cannot sell, redeem or acquire shares of its common stock or Class A - Preferred stock unless all cumulative dividends of Class B preferred stock have been paid or declared.

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

NOTE 13 - STOCKHOLDERS’ EQUITY (continued)

Class B preferred stock has a liquidation value of $1,727,551 plus any accrued and unpaid dividends of $601,912 and $429,156 as of August 31, 2007 and 2006, respectively.

All, but not less than all, of Class B - Preferred stock are be convertible, at the option of the holders, at any time into shares of the Company’s common stock at a conversion price of $10.75 per share adjusted for stock dividends, splits or issuances of common stock below the initial conversion price of $10.77.

Holders of the Class B - Preferred stock can require the Company to repurchase the shares five years from the date of issuance at market value of the Company multiplied by the put fraction.  The put fraction numerator is the number of shares of common stock the Class B - Preferred stock is convertible into and the denominator is the sum of the total number of shares of common stock into which all securities of the Company convertible into common stock then outstanding could be converted (including all such shares included in the numerator of the put fraction).

Class B - Preferred stock (continued)

In December 2005, the Company redeemed 2,669 shares of Class B preferred stock at $21.54 per share.

In March 2006, the Company redeemed 4,057 shares of Class B preferred stock at $21.54 per share.

Class C - Preferred stock

Class C - Preferred stock carries voting rights and is entitled to receive, when and as declared by the board of directors, cumulative annual dividends at an annual rate of $0.56 per share.  The dividends accumulate and accrue on a day to day basis whether or not earned or declared.  Unless all accumulative dividends of Class C - Preferred stock for all dividend periods have been paid or declared, no dividends other than a dividend solely in common stock will be paid or declared by the Company.  The Company cannot sell, redeem or acquire shares of its common stock unless all cumulative dividends of Class C preferred stock have been paid or declared.

Class C - Preferred stock has a liquidation value of $666,000 plus any accrued and unpaid dividends of $75,291 and $8,212 as of August 31, 2007 and 2006, respectively.

All, but not less than all, of Class C - Preferred stock are be convertible, at the option of the holders, at any time into shares of the Company’s common stock at a conversion price of $5.56 per share.

Holders of the Class C - Preferred stock can require the Company to repurchase the shares commencing five years from the date of issuance at market value of the Company multiplied by the put fraction.  The put fraction numerator is the number of shares of common stock the Class C - Preferred stock is convertible into and the denominator is the sum of the total number of shares of common stock into which all securities of the Company convertible into common stock then outstanding could be converted (including all such shares included in the numerator of the put fraction).

During the year ended August 31, 2006, the Company sold an aggregate of 119,784 shares of its Class C preferred stock at an average price of $5.56 per share adjusted for stock dividends, splits or issuances of common stock below the initial conversion price.

Common stock

The Company is authorized to issue 5,000,000 shares of its no par value common stock. As of August 31, 2007 and 2006, there were 2,224,710 and 2,222,786 shares of common stock issued and outstanding, respectively.

During the year ended August 31, 2006, the Company sold an aggregate of 43,500 shares of its common stock at an average price of $9.54 per share.

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

Common stock (continued)

In March 2006, the Company repurchased 6,990 shares of its common stock at an average repurchase price of $2.00 per share originally issued with a restricted stock award program.

In March 2006, the Company issued 3,524 shares of its common stock with the exercise of a restricted stock award program at $10.00 per share.

In March 2007, the Company issued 1,924 shares of its common stock with the exercise of a restricted stock award program at $5.00 per share.

NOTE 14 - WARRANTS AND OPTIONS

The Company does not have any outstanding warrants or options as of August 31, 2007

Restricted Stock Awards.

The Company provided a restricted stock award plan to employees whereby the Company may grant shares with vesting over a four year period.  The Company also has a right to, but no obligation to re-purchase awarded shares to any employee terminated within the first two years of any grant. As of August 31, 2007, all employees were fully vested and the restricted award program was canceled.

NOTE 15 - SUBSEQUENT EVENTS

On December 6, 2007, the Company reincorporated under the laws of the State of Delaware.

On December 14, 2007, the Company filed an “Amended and Restated Certificate of Incorporation” with the State of Delaware. With the amendment and restatement, the Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares the Company is authorized to issue is five million seven hundred thousand (5,700,000) shares.  Five million (5,000,000) shares shall be $0.001 par value Common Stock and seven hundred (700,000) shares shall be $0.001 par value preferred stock.   The Preferred Stock authorized by the Amended and Restated Certificate of Incorporation may be issued from time to time in one or more class.

The Board of Directors of the Company is authorized to fix or alter the preferences, limitations and respective rights granted to and imposed upon additional class of Preferred Stock and the number of shares constituting any such class and the designation thereof.

The class of Preferred Stock designated are as follows:

Class B Preferred Stock

Dividends

The Class B Preferred Stock shall consist of one hundred sixty-seven thousand one-hundred thirty (167,130) shares. The holders of the then outstanding Class B Stock will be entitled to receive, when and as declared by the Board of Directors and out of funds legally available therefore, cumulative annual dividends at an annual rate of $1.077 per share.  Dividends will accumulate and accrue from the date of its original issue and will accrue from day to day thereafter, whether or not earned or declared.  Such dividends will be cumulative.

Participation

Fully participating

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

NOTE 15 - SUBSEQUENT EVENTS (continued)

Voting Rights

Each holder of shares of Class B Stock will be entitled to vote on all matters including the election of directors unless expressly provided and will be entitled to the number of votes per share of Class B Stock equal to the largest number of full shares of Common Stock into which all shares of Class B Stock held by the holder could be converted.

Conversion

The holder of Class B Stock will have the right to convert all, but not less than all, of the Class B Stock at the option of the holder at any time into Common Stock.  The number of shares of Common Stock is determined as follows:  the sum of the Conversion Ratio Share Number and the Return of Capital Share Number.  For purposes of such calculation, the following terms shall have the following meanings:

“Conversion Ratio Share Number” means the product of (A) 1.00186 and (B) the sum of (y) the number of shares being converted multiplied by 3 and (z) the Dividend Accrual Share Number

“Dividend Accrual Share Number” means all earned but unpaid dividends with respect to converted shares, whether or not declared, to and including, the time of conversion, divided by 10.77.

“Return of Capital Share Number” means the quotient of (A) 10.77 multiplied by the number of shares being converted, divided by (B) 3.85

Class C Preferred Stock

Dividends

The Class C Preferred Stock shall consist of One hundred twenty-eight thousand eight hundred seventy (128,870) shares. The holders of the then outstanding Class C Stock will be entitled to receive, when and as declared by the Board of Directors and out of funds legally available therefore, cumulative annual dividends at an annual rate of $0.56 per share.  Dividends will accumulate and accrue from the date of its original issue and will accrue from day to day thereafter, whether or not earned or declared.  Such dividends will be cumulative.

Participation

Fully participating

Voting Rights

Each holder of shares of Class C Stock will be entitled to vote on all matters including the election of directors unless expressly provided and will be entitled to the number of votes per share of Class C Stock equal to the largest number of full shares of Common Stock into which all shares of Class C Stock held by the holder could be converted.

Conversion

The holder of Class C Stock will have the right to convert all, but not less than all, of the Class C Stock at the option of the holder at any time into Common Stock.  The number of shares of Common Stock is determined as follows:  the sum of (A) the number of shares being converted plus (B) all earned but unpaid dividends with respect to converted shares, whether or not declared, to and including the time of conversion, divided by 5.56 plus (C) a fraction, numerator of which is 5.56 multiplied by the number of shares being converted, and the denominator of which is 3.85.

GEEKS ON CALL AMERICA, INC.
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 2007 AND 2006

NOTE 15 - SUBSEQUENT EVENTS (continued)

Class D Preferred Stock

Dividends

The Class D Preferred Stock shall consist of One hundred seventy-nine thousand eight hundred sixty (179,860) shares. The holders of the then outstanding Class D Stock will be entitled to receive, when and as declared by the Board of Directors and out of funds legally available therefore, cumulative annual dividends at an annual rate of $0.56 per share.  Dividends will accumulate and accrue from the date of its original issue and will accrue from day to day thereafter, whether or not earned or declared.  Such dividends will be cumulative.

Participation

Fully participating

Voting Rights

Each holder of shares of Class D Stock will be entitled to vote on all matters including the election of directors unless expressly provided and will be entitled to the number of votes per share of Class D Stock equal to the largest number of full shares of Common Stock into which all shares of Class D Stock held by the holder could be converted.

Conversion

The holder of Class D Stock will have the right to convert all, but not less than all, of the Class D Stock at the option of the holder at any time into Common Stock.  The number of shares of Common Stock is determined as follows:  the sum of (A) the number of shares being converted plus (B) all earned but unpaid dividends with respect to converted shares, whether or not declared, to and including the time to conversion, divided by 5.56 plus (C) a fraction, numerator of which is 5.56 multiplied by the number of shares being converted, and the denominator of which is 3.85.

In December 14, 2007, the Company issued 930,938 shares of common stock in exchange for 160,404 shares of Class B-Preferred Stock (representing all) and issued 60,502 shares of common stock in settlement of accumulative and unpaid dividends.

In December 14, 2007, the Company issued 292,778 shares of common stock in exchange for 119,784 shares of Class C-Preferred Stock (representing all) and issued 17,012 shares of common stock in settlement of accumulative and unpaid dividends

In December 14, 2007, the Company issued 252,770 shares of common stock in exchange for 103,417 shares of Class D-Preferred Stock and issued 8,222 shares of common stock in settlement of accumulative and unpaid dividends.  Additionally, the Company issued a promissory note in exchange for the remaining 19,784 shares of Class D-Preferred Stock.

Related Party Transaction

In October 2007, the Company entered into an exclusive private label/marketing agreement (the “Agreement”) with Telkonet, Inc. (a major supplier of the Company) for products under the trade name Geek Link System.  Pursuant to the Agreement, the Company is to resale these private labeled products to customers through the Company’s existing network of franchisees.  In addition, the Company, Telkonet, Inc. and certain stockholders of the Company entered into an agreement whereby Telkonet, Inc. acquired 1,160,043.435 shares of the Company’s common stock from these existing stockholders, which in effect transferred 39.6% ownership in the Company to Telkonet, Inc. by these stockholders.  With the effect of the December 14, 2007 preferred stock conversion, Telkonet, Inc.’s ownership of the Company decreased to 30.68%.

GEEKS ON CALL HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	February 29,		August 31,
	2008		2007
ASSETS	(unaudited	)	(audited )
Current assets:
Cash and cash equivalents	$1,363,875		$280,846
Accounts receivable, net of allowance for doubtful accounts of $36,519 and $15,893, respectively	301,781		248,091
Notes receivable, current portion	88,196		145,892
Lease receivable, current portion	14,725		-
Employee advances	65,761		-
Prepaid expenses and other current assets	458,779		255,402
Total current assets	2,293,117		930,231

Property and equipment, net of accumulated depreciation of $651,166 and $578,108, respectively	485,573		483,857

Other assets:
Deposits	1,784		1,784
Notes receivable, long term portion	431,621		406,999
Lease receivable, long term portion	8,550		-
Trademarks, net of accumulated amortization of $6,211 and $5,733, respectively	8,122		8,600
Total other assets	450,077		417,383

Total Assets	$3,228,767		$1,831,471

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued liabilities	$1,081,080		$1,142,087
Line of credit	-		200,000
Obligation under capital lease, current portion	92,167		53,909
Deferred franchise and initial advertising fees	141,607		271,450
Total current liabilities	1,314,854		1,667,446

Long-term liabilities:
Obligation under capital lease, long term portion	26,955		53,909
Shares subject to mandatory redemption	-		685,000
Deferred rent expense	51,379		50,914
Total liabilities	1,393,188		2,457,269

STOCKHOLDERS' EQUITY ( DEFICIT)
Preferred stock, par value $0.001; authorized 10,000,000 shares, none issued and outstanding	-		-
Preferred stock Class B, no par value; authorized 167,130 shares; issued and outstanding as of February 29, 2008 and August 31, 2007: -0- and 160,404 shares, respectively	-		2,152,417
Preferred stock Class C, no par value; authorized 128,870 shares; issued and outstanding as of February 29, 2008 and August 31, 2007: -0- and 119,784 shares, respectively	-		741,291
Common stock, par value of $0.001; authorized 100,000,000 and 5,000,000 shares respectively; Issued and outstanding as of February 29, 2008 and August 31, 2007: 13,800,000 and 4,707,229 shares, respectively	13,800		4,707
Additional paid-in capital	8,859,558		1,846,446
Accumulated deficit	(7,037,779)		(5,370,659)
Total stockholders' equity (deficit)	1,835,579		(625,798)

Total liabilities and stockholders' equity (deficit)	$3,228,767		$1,831,471

The accompanying notes are an integral part of these condensed consolidated financial statements .

GEEKS ON CALL HOLDINGS, INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended		Six months ended
	February 29,	February 28,	February 29,	February 28,
	2008	2007	2008	2007
REVENUES:
Franchise, area developer and initial advertising fees	$141,055	$342,165	$403,865	$491,712
Royalties and advertising fees	1,259,378	1,463,736	2,576,579	2,966,594
Other	10,630	19,236	35,690	30,103
Total revenue	1,411,063	1,825,137	3,016,134	3,488,409

OPERATING EXPENSES:
Selling, general and administrative expenses	1,688,374	924,880	2,666,395	1,867,477
Advertising expense	873,622	930,718	1,872,321	1,786,808
Depreciation and amortization	37,150	41,749	73,536	86,470
Total operating expenses	2,599,146	1,897,347	4,612,252	3,740,755

Loss from operations	(1,188,083)	(72,210)	(1,596,118)	(252,346)

Other income (expense):
Other income	4,275	-	4,275	-
Dividends on mandatorily redeemable preferred stock	10,862	-	(6,340)	-
Interest income (expense), net	(364)	(13,900)	55	(21,547)

Net loss before provision for income taxes	(1,173,310)	(86,110)	(1,598,128)	(273,893)

Income taxes (benefit)	-	-	-	-

NET LOSS	(1,173,310)	(86,110)	(1,598,128)	(273,893)

Preferred stock dividend	9,199	58,672	68,992	118,465

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(1,182,509)	$(144,782)	$(1,667,120)	$(392,358)

Loss per shares, basic and diluted	$(0.16)	$(0.03)	$(0.28)	$(0.08)

Weighted average number of common shares outstanding, basic and diluted	7,370,627	4,703,122	6,038,933	4,703,122

The accompanying notes are an integral part of these condensed consolidated financial statements .

GEEKS ON CALL HOLDINGS, INC
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
YEAR ENDED AUGUST 31, 2007 AND FOR THE SIX MONTHS ENDED FEBRUARY 29, 2008
(unaudited)

	Common stock		Preferred stock, Class A		Preferred stock, Class B		Preferred stock, Class C		Additional Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Adjusted for recapitalization:
Balance, September 1, 2006, adjusted for fractional shares issued in conjunction with merger on February 8, 2008	4,703,158	$4,703	-	$-	160,404	$1,979,661	119,784	$674,212	$1,836,832	$(3,983,170)	$512,238
Issuance of common stock to employees	4,071	4	-	-	-	-	-	-	9,614	-	9,618
Preferred stock dividend	-	-	-	-	-	172,756	-	67,079		(239,835)	-
Net loss	-	-	-	-	-	-	-	-	-	(1,147,654)	(1,147,654)
Balance, August 31, 2007	4,707,229	4,707	-	-	160,404	2,152,417	119,784	741,291	1,846,446	(5,370,659)	(625,798)
Fractional shares adjustment	10	-	-	-	-	-	-	-	-	-	-
Preferred stock dividend	-	-	-	-	-	49,696	-	19,296	-	(68,992)	-
Common stock issued in exchange for conversion of Series B preferred stock and accrued dividends on December 14, 2007	2,097,756	2,098	-	-	(160,404)	(2,202,113)	-	-	2,200,015	-	-
Common stock issued in exchange for conversion of Series C preferred stock and accrued dividends on December 14, 2007	655,475	656	-	-	-	-	(119,784)	(760,587)	759,931	-	-
Common stock issued in exchange for conversion of Series D redeemable preferred stock and accrued dividends on December 14, 2007	552,225	552	-	-	-	-	-	-	620,160	-	620,712
Cancellation of previously issued common stock for services rendered	(12,695)	(13)	-	-	-	-	-	-	(23,087)	-	(23,100)
Effect of merger with Geeks On Call Holdings, Inc. (formerly Lightview, Inc.) on February 8, 2008	2,150,000	2,150	-	-	-	-	-	-	(2,150)	-	-
Sale of common stock	3,650,000	3,650	-	-	-	-	-	-	3,193,253	-	3,196,903
Fair value of vested options to employees	-	-	-	-	-	-	-	-	264,990	-	264,990
Net loss	-	-	-	-	-	-	-	-	-	(1,598,128)	(1,598,128)
Balance, February 29, 2008	13,800,000	13,800	-	-	-	$-	-	$-	$8,859,558	$(7,037,779)	$1,835,579

The accompanying notes are an integral part of these condensed consolidated financial statements .

GEEKS ON CALL HOLDINGS, INC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six months ended
	February 29,	February 28,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,598,128)	$(273,893)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	73,536	86,470
Bad debt expense	64,022	-
Fair value of vested options issued to employees	264,990	-
Changes in operating assets and liabilities:
Accounts receivable	(117,712)	33,947
Prepaid expenses and other current assets	(203,377)	(351,557)
Employee advances	(65,761)	-
Deposits and other assets	-	25,000
Accounts payable and accrued liabilities	(15,295)	84,393
Deferred franchise fees	(129,843)	(77,930)
Deferred rent expense	465	2,081
Net cash used in operating activities	(1,727,103)	(471,489)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of investments	-	43,239
Issuance (repayments) of loans to franchisees and others, net	9,799	(231,170)
Purchase of plant and equipment	(74,774)	(51,276)
Net cash used in investing activities	(64,975)	(239,207)
CASH FLOWS FROM FINANCING ACTIVITIES:
Redemption of common stock	(23,100)	-
Repayment of note obligation	(110,000)	-
Repayment of credit line	(200,000)
Proceeds (repayments) of capital lease obligation	11,304	(84,450)
Proceeds from issuance of shares subject to mandatory redemption	-	385,000
Repayments (advances) to preferred stockholders	-	(57,500)
Proceeds from sale of common stock	3,196,903	-
Net cash provided by financing activities	2,875,107	243,050
Net increase (decrease) in cash and cash equivalents	1,083,029	(467,646)
Cash and cash equivalents, beginning of period	280,846	667,856
Cash and cash equivalents, end of period	$1,363,875	$200,210
Supplement schedule of cash flow information
Interest paid	$14,719	$9,165
Income taxes paid	$-	$-
SUPPLEMENTAL SCHEDULE OF NON CASH INVESTING AND FINANCING ACTIVITIES:
Fair value of options issued to employees	$264,990	$-

The accompanying notes are an integral part of these condensed consolidated financial statements .

GEEKS ON CALL HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
FEBRUARY 29, 2008
(unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-QSB, and therefore, do not include all the information necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six month periods ended February 29, 2008 are not necessarily indicative of the results that may be expected for the fiscal year ending August 31, 2008. The unaudited condensed consolidated financial statements should be read in conjunction with the August 31, 2007 financial statements and footnotes thereto included in the Company's current report on Form 8-K filed with the SEC on February 13, 2008.

Business and Basis of Presentation

Geeks On Call America, Inc. was incorporated under the laws of the State of Virginia on June 11, 2001 and subsequently reincorporated on December 14, 2007 under the laws of the State of Delaware. The Company provides quick-response, on-site computer solutions and telephone technical support (including services, on-going, support and training) primarily to small to medium business enterprises and residential computer users in the United States. On-site solutions are provided through a network of independent franchisees who are certified IT solutions providers conducting business under the trade names 1 800 905 GEEK and Geeks On Call®. While the Company has generated revenues from its franchise operations, the Company has incurred expenses, and sustained losses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. As of February 29, 2008, the Company has accumulated losses of $7,037,779.

The condensed consolidated financial statements include the accounts of the Company, which is now named Geeks On Call Holdings, Inc., the registrant (formerly Lightview, Inc.) and Geeks On Call America, Inc., the wholly - owned subsidiary of Geeks On Call Holdings, Inc. (the “Company”). All significant intercompany balances and transactions have been eliminated in consolidation.

Merger and Corporate Restructure

On February 8, 2008, the Company consummated a reverse merger by entering into an Agreement of Merger and Plan of Reorganization (“Merger”) with the stockholders of Geeks On Call America, Inc. (the “Share Exchange”), pursuant to which the stockholders of Geeks On Call America, Inc. (“Geeks”) exchanged all of the issued and outstanding capital stock of Geeks for 8,000,000 shares of common stock of Geeks On Call Holdings Inc., representing 79% of Geeks On Call Holdings, Inc.’s (the “ Parent”) outstanding capital stock, after the return to treasury and retirement of 2,866,667 shares of common stock of the Parent held by certain stockholders of the Parent made concurrently with the share exchange. Upon consummation of the Merger, Geeks became a wholly-owned subsidiary of the Parent (the “Company”).

The acquisition is accounted for as a “reverse acquisition”, since the stockholders of Geeks owned a majority of the Parent’s common stock immediately following the transaction. The combination of the two companies is recorded as a recapitalization of Geeks pursuant to which Geeks is treated as the surviving and continuing entity although the Parent is the legal acquirer. Accordingly, the Company’s historical financial statements are those of Geeks. The Company did not recognize goodwill or any intangible assets in connection with this transaction.

All references to common stock, share and per share amounts have been retroactively restated to reflect the reverse acquisition as if the transaction had taken place as of the beginning of the earliest period presented.

GEEKS ON CALL HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
FEBRUARY 29, 2008
(unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The total consideration paid was $-0- and the significant components of the transaction are as follows:

Geeks On Call Holdings, Inc. (Formerly named Lightview, Inc.)
Summary Statement of Financial Position
At February 8, 2008

Assets:	$-0-

Liabilities:

Net liabilities assumed	$-0-

Total consideration:	$-0-

Revenue Recognition

The Company accounts for revenue under the guidance provided by SFAS No. 45 , “Accounting for Franchise Fee Revenue (as amended)” and EITF 00-21, “Revenue Arrangements With Multiple Deliverables”.

Franchise fee revenue is recognized when (i) all material obligations of the Company to prepare the franchisee for operations have been substantially completed; and (ii) all material initial services to be provided by the Company have been performed, with an appropriate provision for estimated uncollectible amounts. Obligations to prepare the franchisee for operations are substantially completed upon the completion by the franchisee of the Company’s training program.

There are no other material conditions or commitments or obligations that exist related to the determination of substantial performance or substantial completion of the franchise agreement.

Area Development Fees

Area developer sales, wherein the Company sells the rights to develop a territory or market, are nonrefundable fees recognized as revenue upon signature of the Area Development Agreement and substantial completion of all of the Company’s obligations associated with the opening of the first franchise under the agreement have been met. Substantial completion includes, but is not limited to, conducting market and trade area analysis, a meeting with the Company’s Executive Team, and performing potential franchise background investigation, all of which are completed prior to our execution of the Area Development Agreement and receipt of the corresponding area development fee. As a result, the Company recognizes this fee in full upon receipt and with the opening of the first franchise under the Area Development Agreement.

No additional substantive services required after the first franchise is opened under the Area Development Agreement.

Advertising and Royalty Fees

Initial advertising fees are recognized when the territory is open and the related advertising has been performed. Ongoing royalties and advertising fees are recognized currently as the franchised territory generates sales and ongoing advertising is performed.

Repossessed Franchises

From time to time the Company may recover franchise rights through repossession if a franchisee decides not to open a franchise. If, for any reason, the Company refunds the consideration received, the original sale is canceled, and revenue previously recognized is accounted for as a reduction in revenue in the period the franchise is repossessed. If franchise rights are repossessed but no refund is made (a) the transaction is not regarded as a sale cancellation, (b) no adjustment is made to any previously recognized revenue, (c) any estimated uncollectible amounts resulting from unpaid receivables is provided for, and (d) any consideration retained for which revenue was not previously recognized is reported as revenue.

Deferred Franchise Fees

The Company may receive all or part of the initial franchise or advertising fee prior to the execution of the franchise agreement of completion of the earnings process. These amounts are classified as deferred revenue until the fee qualifies to be recognized as revenue or is refunded.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash and cash equivalents. The Company had $1,363,875 in cash and cash equivalents at February 29, 2008.

GEEKS ON CALL HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
FEBRUARY 29, 2008
(unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Allowance for doubtful accounts

The Company periodically reviews its trade and notes receivables in determining its allowance for doubtful accounts. As of February 29, 2008 and August 31, 2007 allowance for doubtful accounts balance for trade receivables was $36,519 and 15,893, respectively.

Inventories

Inventories, totaling $134,992 and $69,453 as of February 29, 2008 and August 31, 2007, respectively, are stated at the lower of cost (first in, first out) or net realizable value, and consist primarily of products for sale to franchisees, business forms, marketing and promotional supplies for sale to the Company’s franchisees. Inventories are included in prepaid expenses and other current assets in the accompanying balance sheet.

Concentration of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents, trade receivable and notes receivable. The Company keeps its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

Property and Equipment

Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method as follows:

Office furniture and equipment	10 years
Computer equipment	5 years
Vehicles	5 years
Software	3 years
Leasehold improvements	lesser of lease terms or 7 years

Expenditures for repairs and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations. Management periodically reviews the carrying value of its property and equipment for impairment. The property and equipment had not incurred any impairment loss at February 29, 2008.

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. The Company charged to operations $873,622 and $930,718 as advertising costs for the three-month periods ended February 29 2008 and February 28, 2007, respectively and $1,872,321 and $1,786,808 for the six-month periods ended February 29, 2008 and February 28, 2007, respectively.

GEEKS ON CALL HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
FEBRUARY 29, 2008
(unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-Lived Assets

The Company follows Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”). SFAS No. 144 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted discounted cash flows. Should impairment in value be indicated, the carrying value of the long-lived assets and certain identifiable intangibles will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less disposal costs.

Stock Based Compensation

On December 16, 2004, the FASB issued SFAS No. 123(R) (revised 2004), “Share-Based Payment” which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS No. 123(R) supersedes APB opinion No. 25, “Accounting for Stock Issued to Employees”, and amends SFAS No. 95, “Statement of Cash Flows”. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. The effective date for our application of SFAS No. 123(R) is September 1, 2006. Management has elected to apply SFAS No. 123(R) commencing on that date.

As more fully described in Note 11 below, the Company granted 2,275,000 and -0- stock options during the six-month period ended February 29, 2008 and February 28, 2007, respectively to employees and directors of the Company under a non-qualified employee stock option plan.

As of February 29, 2008, 2,275,000 employee stock options were outstanding with 300,000 exercisable.

Segment reporting

The Company adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The information disclosed herein, materially represents all of the financial information related to the Company's principal operating segment.

Income taxes

The Company follows SFAS No. 109, “Accounting for Income Taxes” (SFAS No. 109) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

GEEKS ON CALL HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
FEBRUARY 29, 2008
(unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loss per share

In accordance with SFAS No. 128, “Earnings per Share”, the basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding as if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation of the diluted loss per share as their effect would be anti-dilutive.

The following common stock equivalents were excluded from the calculation of the diluted loss per share for the three and six month periods ended February 29, 2008 and February 28, 2007 since the effect would have been anti-dilutive:

	Three Months ended February 29, 2008	Three Months ended February 28, 2007	Six Months ended February 29, 2008	Six Months ended February 28, 2007
Warrants	1,875,000	-	1,875,000	-
Stock options for common stock	300,000	-	300,000	-
Class B preferred stock, if converted	-	1,969,742	-	1,969,742
Class C preferred stock, if converted	-	619,480	-	619,480
Total	2,175,000	2,589,222	2,175,000	2,589,222

Recent accounting pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for certain Hybrid Financial Instruments an amendment of FASB Statements No. 133 and 140” (“SFAS No. 155”) . SFAS No. 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The SFAS No. 155 did not have a material impact on the Company’s financial position, results of operations or cash flows.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140” (“SFAS No. 156”). SFAS No. 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. SFAS No.156 did not have a material impact on the Company's financial position, results of operations or cash flows.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for uncertainty in Income Taxes” (“FIN No. 48”). FIN No. 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS No. 5, “Accounting for Contingencies”. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company did not have a material impact on the Company's financial position, results of operations or cash flows.

GEEKS ON CALL HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
FEBRUARY 29, 2008
(unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements (continued)

In September 2006, FASB issued its SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. SFAS No.157 applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, SFAS No. 157 does not require any new fair value measurements. However, for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company does not expect adoption of this standard will have a material impact on its financial position, results of operations or cash flows.

In September 2006 the FASB issued its SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R)” (“SFAS No. 158”). SFAS No. 158 improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. SFAS No. 158 also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006. SFAS No. 158 did not have a material impact on its financial position, results of operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, “Accounting for Registration Payment Arrangements” (“ FSP 00-19 -2”) which addresses accounting for registration payment arrangements. FSP 00-19 -2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies”. FSP 00-19 -2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company does not expect adoption of this standard will have a material impact on its financial position, results of operations or cash flows

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS No. 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS No. 159 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations" ("SFAS No. 141(R)"), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination. SFAS No. 141R is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008. Earlier adoption is prohibited and the Company is currently evaluating the effect, if any, that the adoption will have on its financial position, results of operations or cash flows.

GEEKS ON CALL HOLDINGS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
FEBRUARY 29, 2008
(unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements (continued)

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interest in Consolidated Financial Statements, an amendment of ARB No. 51” (“SFAS No. 160”), which will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity within the consolidated balance sheets. SFAS No. 160 is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008. Earlier adoption is prohibited and the Company is currently evaluating the effect, if any, that the adoption will have on its financial position, results of operations or cash flows.

In June 2007, the Accounting Standards Executive Committee issued Statement of Position 07-1, “Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies” (“SOP 07-1”). SOP 07-1 provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide Investment Companies (the “Audit Guide”). SOP 07-1 was originally determined to be effective for fiscal years beginning on or after December 15, 2007, however, on February 6, 2008, FASB issued a final Staff Position indefinitely deferring the effective date and prohibiting early adoption of SOP 07-1 while addressing implementation issues.

In June 2007, the FASB ratified the consensus in EITF Issue No. 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities” (EITF 07-3), which requires that nonrefundable advance payments for goods or services that will be used or rendered for future research and development (R&D) activities be deferred and amortized over the period that the goods are delivered or the related services are performed, subject to an assessment of recoverability. EITF 07-3 will be effective for fiscal years beginning after December 15, 2007. The Company does not expect that the adoption of EITF 07-3 will have a material impact on our consolidated financial position, results of operations or cash flows.

In December 2007, the FASB ratified the consensus in EITF Issue No. 07-1, “Accounting for Collaborative Arrangements” (EITF 07-1). EITF 07-1 defines collaborative arrangements and requires collaborators to present the result of activities for which they act as the principal on a gross basis and report any payments received from (made to) the other collaborators based on other applicable authoritative accounting literature, and in the absence of other applicable authoritative literature, on a reasonable, rational and consistent accounting policy is to be elected. EITF 07-1 also provides for disclosures regarding the nature and purpose of the arrangement, the entity’s rights and obligations, the accounting policy for the arrangement and the income statement classification and amounts arising from the agreement. EITF 07-1 will be effective for fiscal years beginning after December 15, 2008, which will be the Company’s fiscal year 2009, and will be applied as a change in accounting principle retrospectively for all collaborative arrangements existing as of the effective date. The Company has not yet evaluated the potential impact of adopting EITF 07-1 on our consolidated financial position, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company’s present or future consolidated financial statements.

NOTE 2 - GOING CONCERN MATTERS

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company incurred a net loss of $1,598,128 and $273,893 for the six-month period ended February 29, 2008 and February 28, 2007, respectively. Additionally, the Company has negative cash flows from operation of $1,727,103 and an accumulated deficit of $7,037,779 as of February 29, 2008. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

GEEKS ON CALL HOLDINGS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
FEBRUARY 29, 2008
(unaudited)

NOTE 2 - GOING CONCERN MATTERS (continued)

The Company’s continued existence is dependent upon management’s ability to develop profitable operations and resolve its liquidity problems. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

The Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance that the Company will be successful in its effort to secure additional equity financing.

NOTE 3 - NOTES RECEIVABLE

Note receivables are recorded at cost, less allowance for doubtful accounts, if applicable. Repayment of the notes receivable is dependent on the performance of the underlying franchises that collateralize the notes receivable. An allowance, if applicable, is estimated based on a comparison of amounts due to the estimated fair value of the underlying franchise. There is no allowance as of February 29, 2008 and August 31, 2007.

At February 29, 2008 and August 31, 2007, the notes receivable consists of bridge loans offered to franchises during the period which the franchise is establishing their permanent financing with a third party lender. The notes receivable bear an interest rate of 9% per annum and are recorded at face value. Interest is recognized over the life of the note receivable.

A summary of the notes receivable are as follows:
	February 29, 2008	August 31, 2007
Notes receivable, 9% per annum, secured by Franchise	$519,817	$552,891
Less: Current portion:	(88,196)	(145,892)
Long term portion:	$431,621	$406,999

NOTE 4 - PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist primarily of advance payments for advertising with various forms of media and saleable promotional supplies or inventories as follows:

	February 29, 2008	August 31, 2007
Prepaid expenses	$323,787	$185,949
Promotional supplies and inventories	134,992	69,453
	$458,779	$255,402

GEEKS ON CALL HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
FEBRUARY 29, 2008
(unaudited)

NOTE 5 - PROPERTY AND EQUIPMENT

As of February 29, 2008 and August 31, 2007; property and equipment was comprised of the following:

	February 29, 2008	August 31, 2007
Office furniture and equipment	$349,259	$349,259
Computer equipment	367,449	355,003
Vehicles	60,885	60,885
Software	307,879	245,551
Leasehold improvements	51,267	51,267
	1,136,739	1,061,965
Less: accumulated depreciation	(651,166)	(578,108)
	$485,573	$483,857

For the three-month periods ended February 29, 2008 and February 28, 2007, depreciation expense charged to operations was $36,911 and $41,510, respectively. For the six-month periods ended February 29, 2008 and February 28, 2007, depreciation expense charged to operations was $73,058 and $85,992, respectively.

NOTE 6 - TRADEMARKS

Trademarks are recorded at cost and are amortized ratably over 15 years as summarized below:

	February 29, 2008	August 31, 2007
Trademarks	$14,333	$14,333
Less accumulated amortization	(6,211)	(5,733)
	$8,122	$8,600

For the three-month period February 29, 2008 and February 28, 2007, the amortization expense charged to operations was $239 and $239, respectively. For the six-month period February 29, 2008 and February 28, 2007, the amortization expense charged to operations was $478 and $478, respectively.

NOTE 7 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

As of February 29, 2008 and August 31, 2007, accounts payable and accrued liabilities are comprised of the following:

	February 29, 2008	August 31, 2007
Accounts payable	$916,530	$970,013
Accrued salaries and expenses	153,386	169,197
Payroll taxes payable	11,164	2,877
	$1,081,080	$1,142,087

NOTE 8 - LINE OF CREDIT

The Company has established a revolving bank line of credit with a financial institution. On October 13, 2006, the line of credit was increased from $200,000 to $700,000. The line of credit accrues interest at prime plus 0.5% interest per annum and is collateralized by inventory, accounts receivable, equipment and other instruments of the Company. The line does not have an expiration date.

As of February 29, 2008, the Company had no borrowings against a line of credit.

GEEKS ON CALL HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
FEBRUARY 29, 2008
(unaudited)

NOTE 9 - SHARES SUBJECT TO MANDATORY REDEMPTION

Class D - Preferred Stock

During the year ended August 31, 2007, the Company sold an aggregate of 123,201 shares of its Class D Preferred Stock at an average price of $5.56 per share, mandatorily redeemable on the fifth anniversary from the date of issuance at market value of the Company multiplied by the put fraction as described in the Articles of Incorporation. The put fraction numerator is the number of shares of common stock the Class D Preferred stock is convertible into and the denominator is the sum of these shares plus the then outstanding common stock.

The holder of Class D Preferred stock will have the right to convert all, but not less than all, of the Class D Preferred stock at the option of the holder at any time into Common stock. The number of shares of Common stock is determined as follows: the sum of (A) the number of shares being converted plus (B) all earned but unpaid dividends with respect to converted shares, whether or not declared, to and including the time to conversion, divided by 5.56 plus (C) a fraction, numerator of which is 5.56 multiplied by the number of shares being converted, and the denominator of which is 3.85.

The Company has properly classified the Class D Preferred stock as liabilities at August 31, 2007 because these instruments embody obligations to repurchase the Company’s equity shares that require the Company to settle by transferring its assets at the holders’ option not the issuer’s option.

On December 14, 2007, the Company issued 534,828 shares of common stock in exchange for 103,417 shares of Class D Preferred Stock and issued 17,397 shares of common stock in settlement of unpaid dividends. Additionally, the Company issued a promissory note for $110,000 in exchange for the remaining 19,784 shares of Class D Preferred Stock. The promissory note was paid off as of February 29, 2008

NOTE 10 - STOCKHOLDERS’ EQUITY

Preferred stock

As of August 31, 2007, the Company was authorized four classes of preferred stock: Class A has 200,000 authorized shares; Class B has 167,130 authorized shares; Class C has 128,870 authorized shares and Class D has 179,860 authorized shares. All classes have no par value.

On December 14, 2007, the Company filed an “Amended and Restated Certificate of Incorporation” with the State of Delaware. With the amendment and restatement, the Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares the Company is authorized to issue is five million seven hundred thousand (5,700,000) shares. Five million (5,000,000) shares shall be $0.001 par value Common Stock and seven hundred (700,000) shares shall be $0.001 par value Preferred stock. The Preferred Stock authorized by the Amended and Restated Certificate of Incorporation may be issued from time to time in one or more class.

As a result of the merger as of February 8, 2008 described in Note 1 above, the Company is authorized to issue 10,000,000 of $0.001 par value preferred stock and 100,000,000 shares of $0.001 par value common stock.

Class A - Preferred stock

Class A - Preferred stock did not carry voting rights and is redeemable upon demand at the original purchase price plus any accrued dividends. Each share is convertible by the holder into one share of common stock after a holding period of one year. As of May 6, 2004; all outstanding shares of Class A - Preferred stock were converted into common shares.

GEEKS ON CALL HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
FEBRUARY 29, 2008
(unaudited)

NOTE 10 - STOCKHOLDERS’ EQUITY (continued)

Class B - Preferred stock

Class B Preferred stock carried voting rights and is entitled to receive, when and as declared by the board of directors, cumulative annual dividends at an annual rate of $1.077 per share. The dividends accumulate and accrue on a day to day basis whether or not earned or declared. Unless all accumulative dividends of Class B Preferred stock for all past and current dividend periods have been paid or declared, no dividends other than a dividend solely in common stock will be paid or declared by the Company. The Company cannot sell, redeem or acquire shares of its common stock or Class A Preferred stock unless all cumulative dividends of Class B Preferred stock have been paid or declared.

Holders of the Class B Preferred stock can require the Company to repurchase the shares five years from the date of issuance at market value of the Company multiplied by the put fraction. The put fraction numerator is the number of shares of common stock the Class B Preferred stock is convertible into and the denominator is the sum of the total number of shares of common stock into which all securities of the Company convertible into common stock then outstanding could be converted (including all such shares included in the numerator of the put fraction).

Conversion

The holder of Class B Preferred stock will have the right to convert all, but not less than all, of the Class B Preferred stock at the option of the holder at any time into Common stock. The number of shares of Common Stock is determined as follows: the sum of the Conversion Ratio Share Number and the Return of Capital Share Number. For purposes of such calculation, the following terms shall have the following meanings:

“Conversion Ratio Share Number” means the product of (A) 1.00186 and (B) the sum of (y) the number of shares being converted multiplied by 3 and (z) the Dividend Accrual Share Number

“Dividend Accrual Share Number” means all earned but unpaid dividends with respect to converted shares, whether or not declared, to and including, the time of conversion, divided by 10.77.

“Return of Capital Share Number” means the quotient of (A) 10.77 multiplied by the number of shares being converted, divided by (B) 3.85

In December 2005, the Company redeemed 2,669 shares of Class B Preferred stock at $21.54 per share.

In March 2006, the Company redeemed 4,057 shares of Class B Preferred stock at $21.54 per share.

In December 14, 2007, the Company issued 1,969,742 shares of common stock in exchange for the remaining 160,404 shares of Class B Preferred Stock and issued 128,014 shares of common stock in settlement of accumulative and unpaid dividends.

Class C - Preferred stock

Class C Preferred stock carried voting rights and is entitled to receive, when and as declared by the board of directors, cumulative annual dividends at an annual rate of $0.56 per share. The dividends accumulate and accrue on a day to day basis whether or not earned or declared. Unless all accumulative dividends of Class C Preferred stock for all dividend periods have been paid or declared, no dividends other than a dividend solely in common stock will be paid or declared by the Company. The Company cannot sell, redeem or acquire shares of its common stock unless all cumulative dividends of Class C Preferred stock have been paid or declared.

GEEKS ON CALL HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
FEBRUARY 29, 2008
(unaudited)

NOTE 10 - STOCKHOLDERS’ EQUITY (continued)

Conversion

The any holder of Series C Preferred stock will have the right to convert all, but not less than all, of the Series C Preferred stock at the option of the holder at any time into Common stock. The number of shares of Common stock is determined as follows: the sum of (A) the number of shares being converted plus (B) all earned but unpaid dividends with respect to converted shares, divided by 5.56 plus (C) a fraction, numerator of which is 5.56 multiplied by the number of shares being converted, and the denominator of which is 3.85.

Holders of the Class C Preferred stock can require the Company to repurchase the shares commencing five years from the date of issuance at market value of the Company multiplied by the put fraction. The put fraction numerator is the number of shares of common stock the Class C Preferred stock is convertible into and the denominator is the sum of the total number of shares of common stock into which all securities of the Company convertible into common stock then outstanding could be converted (including all such shares included in the numerator of the put fraction).

During the year ended August 31, 2006, the Company sold an aggregate of 119,784 shares of its Class C Preferred stock at an average price of $5.56 per share adjusted for stock dividends, splits or issuances of common stock below the initial conversion price.

In December 14, 2007, the Company issued 619,480 shares of common stock in exchange for 119,784 shares of Class C-Preferred stock (representing all) and issued 35,995 shares of common stock in settlement of accumulative and unpaid dividends.

All issued and outstanding preferred stock had been converted to the Company’s common stock as of February 29, 2008.

Common stock

The Company is authorized to issue 100,000,000 shares of its common stock with a par value of $.001. As of February 29, 2008 and August 31, 2007, there were 13,800,000 and 4,707,229 shares of common stock issued and outstanding.

In conjunction with the merger as described on February 8, 2008; the Company split it’s outstanding shares of common at a ratio of 1:2.115868. All references in the financial statements and notes to financial statements, numbers of shares and share amounts have been retroactively restated to reflect the split.

In year ended August 31, 2007, the Company issued an aggregate of 4,071 shares of common stock for services rendered valued at $9,618

On December 14, 2007, the Company issued a total of 2,097,756 shares of common stock in exchange for 160,404 shares of Class B Preferred stock and accrued and unpaid dividends.

On December 14, 2007, the Company issued a total of 655,475 shares of common stock is exchange for 119,784 shares of Class C Preferred stock and accrued and unpaid dividends.

On December 14, 2007, the Company issued a total of 552,225 shares of common stock in exchange for 103,417 shares of Class D Preferred stock and accrued and unpaid dividends

NOTE 11 - WARRANTS AND OPTIONS

Warrants

The following table summarizes the warrants outstanding and exercisable for the shares of the Company's common stock issued to non-employees of the Company. These warrants were granted in connection with the private placement of the Company’s common stock and possess all of the conditions for equity classification and therefore are classified as equity.

GEEKS ON CALL HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
FEBRUARY 29, 2008
(unaudited)

NOTE 11 - WARRANTS AND OPTIONS (continued)

Warrants Outstanding				Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ 1.50	1,825,000	5	$ 1.50	1,825,000	$ 1.50
	1,825,000			1,825,000

Transactions involving warrants are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Balance, August 31, 2007	-	$-
Granted	1,825,000.00	1.50
Exercised	-	-
Canceled / Forfeited / Expired	-	-
Outstanding at February 29, 2008	1,825,000.00	$1.50

Stock Options

Effective September 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), “Share-Based Payment”, using the modified prospective method. Under this method, the provisions of SFAS No. 123(R) apply to all awards granted or modified after the date of adoption and all previously granted awards not yet vested as of the date of adoption. The initial adoption of this standard had no effect on the Company’s consolidated financial statements as the Company had not granted any awards prior to February 8, 2008.

On February 8, 2008, the Board of Directors approved the 2008 Equity Incentive Plan (the “Plan”) whereby the Plan is intended as an incentive, to retain in the employ of and as directors, officers, consultants, advisors and employees of the Company. It is further intended that certain options granted pursuant to the Plan as Incentive Options while certain other options as Nonqualified Options. Incentive Options and Nonqualified Options are hereinafter referred to collectively as “Options.” Option Price and Term shall be determined by the Plan Committee at the time of grant. The vesting periods of the Options are determined by the Plan Committee at the time of grant, however, in the absence of any Option vesting periods designated by the Plan Committee at the time of grant, Options shall vest and become exercisable at one-third of the total number of shares on each of the first, second and third anniversaries of the date of grant. The terms of the options are not to exceed ten years and as in the case of an Incentive Option granted to an Optionee who, at time such Inceptive Option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company, exercisable term is not to exceed five years.

Exercise price of the Incentive Options shall not be less than 100% of the Fair Market Value or the prevailing market price of the stock at the time of the grant date. Option is granted; provided, however, with respect to an Optionee with Inceptive Option who, at the time such Incentive Option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price should be at least 110% of the Fair Market Value per share of Stock on the grant date. Exercise price of the Nonqualified Options shall not be less than 100% of the Fair Market Value of such share of Stock on the grant date. The Company has reserved 3,000,000 shares of its common stock under the Incentive Options plan.

On February 8, 2008, the Company granted an aggregate of 2,275,000 options to purchase its common stock at $1.00 per share over the next six years vested as follows; option to purchase 300,000 shares of common stock vested immediately and the remaining 1,975,000 options are vesting 20% at each anniversary. The fair value, determined using the Black Scholes Option Pricing Model, of the vested portion of the options of $264,990 was recorded as stock compensation expense for the three and six month periods ended February 29, 2008. The following assumptions were utilized: Dividend yield: -0-%, volatility: 124.86%; risk free rate: 2.60%; expected life: 6 years.

GEEKS ON CALL HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
FEBRUARY 29, 2008
(unaudited)

The following table summarizes the stock options outstanding and exercisable for the shares of the Company's common stock issued to employees and board of directors of the Company under the Nonqualified Options plan.

Options Outstanding				Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$ 1.00	2,275,000	6	$ 1.00	2,275,000	$ 1.00
	2,275,000			2,275,000

Transactions involving stock options issued to employees are summarized as follows:

	Number of Shares	Weighted Average Price Per Share
Balance, August 31, 2007	-	$-
Granted	2,275,000.00	1.00
Exercised	-	-
Canceled / Forfeited / Expired	-	-
Outstanding at February 29, 2008	2,275,000.00	$1.00

GEEKS ON CALL HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
FEBRUARY 29, 2008
(unaudited)

NOTE 12 - RELATED PARTY TRANSACTIONS

As of February 29, 2008, the Company was due for travel and other advances from officers and employees of $65,761. Subsequent to February 29, 2008, all advances have been repaid.

In October 2007, the Company entered into an exclusive private label/marketing agreement (the “Agreement”) with Telkonet, Inc. (a major supplier of the Company) for products under the trade name Geek Link System. Pursuant to the Agreement, the Company is to resale these private labeled products to customers through the Company’s existing network of franchisees. In addition, the Company, Telkonet, Inc. and certain stockholders of the Company entered into an agreement whereby Telkonet, Inc. acquired 1,160,043.435 shares of the Company’s common stock from these existing stockholders, which in effect transferred 39.6% ownership in the Company to Telkonet, Inc. by these stockholders. With the effect of the December 14, 2007 preferred stock conversion, Telkonet Inc.’s ownership of the Company decreased to 30.68%.

NOTE 13 - SUBSEQUENT EVENTS

On March 12, 2008, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Mr. Gregory C. Hutson (the “Seller”).

Pursuant to the Agreement, the Company acquired from the Seller certain software or protocol known as quiXsupport Helpdesk Software, together with related intellectual property rights, including the rights to the domain names RemoteMe.com, Virtual-Geek.com and MrHelpdesk.com (the “TTS Process”). In consideration for the acquired assets, the Company agreed to pay the Seller $100,000 in cash and 125,000 shares of unregistered common stock. The Agreement does not prohibit the Company from licensing or otherwise acquiring other technology in the future which may be similar to the TTS Process.

In connection with the acquisition of the assets, the Company entered into a consulting agreement with the Seller expiring on September 30, 2009 (the “Consulting Agreement”). The consulting fees payable to the Seller are approximately $76,000 over the term of the Consulting Agreement.

On March 28, 2008, the board of directors appointed Keith Wesp to the position of Vice President of Finance and Richard Artese to the position of Executive Vice President and Chief Operating Officer.

GEEKS ON CALL HOLDINGS, INC.

5,767,000 Shares
Common Stock

PROSPECTUS

July 9, 2008